SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.             )

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Blue Foundry Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2022

# Blue Foundry Bancorp

Proxy Statement • 2021 Annual Report on Form 10-K

# Franchise History

**1876**
**Rutherford Mutual Loan and Building Association Incorporated**

**1939**
**Boiling Springs Loan & Building Association founded**
*Two Rutherford building associations merged with main office located on Park Avenue in Rutherford*

**1959**
**1st Branch Opened in Lyndhurst**

**1992**
**Boiling Springs Savings Bank is born**
*Converted to a state-chartered mutual savings bank*

**1999**
**Reorganized to a Mutual Holding Company**

**2001**
**Ridgewood Savings Bank**
*Acquisition of Ridgewood Savings Bank added four Branches in Northern Bergen County*

**2018**
**Redefining Bank Strategy**
*Board of Directors refocuses franchise trajectory and hires new CEO to redevelop strategy centered on modernizing bank and ensuring future relevancy*

**2019**
**Rebranded as Blue Foundry Bank**
*Modernized our name and look to better serve our customers, and to keep pace with the way business is done in today's world*

**2021**
**Initial Public Offering**
*Blue Foundry goes public on July 15, 2021, and is listed on the NASDAQ stock exchange, raising $278 million of capital*

July 18, 2022

Dear Fellow Shareholders,

The past year has been a historic period for Blue Foundry Bancorp. In July 2021, our primary business, Blue Foundry Bank, converted from Mutual Holding Company ownership to a publicly traded, stock-based ownership. Our conversion provided us with capital to expand our business and continue investing in our bank subsidiary, its employees and our communities. Further, with the creation of the Blue Foundry Charitable Foundation additional philanthropic support can be provided to organizations that promote health, wellbeing, education and housing initiatives. Our Board of Directors and I believe we have positioned the Bank to best capitalize on opportunities in our market; however, to understand the path forward it is important to understand how we got here.

Blue Foundry Bank and its predecessors trace their roots back to Rutherford Mutual Loan and Building Association, which was founded in the 1870s to provide thrift and home financing services to the growing community of Rutherford, New Jersey. Our nearly 150 years of banking fortitude has provided us with a solid foundation from which to make monumental progress today.

In 2018, the Board of Directors embarked on a new direction for the Bank, under new management, to modernize the business and create a financial institution that could not just survive, but prosper, in a dynamic business environment. When I became CEO in April 2018, the Board of Directors and I immediately began discussions on how to transform the Bank to best prepare for a successful future. We determined the Bank needed to transition from a more narrowly focused residential lender, funding itself with borrowings and time deposits, to a more commercially focused entity funded by a higher proportion of core deposits. Additionally, in order to position the Bank for greater profitability in the future, we changed our approach to invest in our infrastructure today rather than defer improvements. For instance, our prior headquarters location needed vast capital improvements if we chose to stay. After extensive diligence and deliberation, we chose to sell the former administrative headquarters location and relocate to a more flexible leased space. Similarly, we identified that our pension liability was growing at a rate that would be a challenge to sustain. The Board made the difficult decision in 2020 to freeze all future benefits of the pension plan. In the fourth quarter of 2021, we extinguished the liability and removed the associated drag on earnings from

“Our nearly 150 years of banking fortitude has provided us with a solid foundation from which to make monumental progress today.”

our financial statements. While these two actions alone resulted in substantial one-time costs, they will significantly improve our operating efficiency and profitability going forward.

We also identified the need to invest substantially in three key areas: our real estate, our technology, and our people. We determined that our real estate needed to work harder for our customers and for us. Our analysis confirmed an industry trend that started well before the pandemic: fewer customers are coming into branches on a regular basis, and more transactions than ever before are completed by our customers utilizing a “digital first” approach. As our customers have become more comfortable using the technology we provide, their visits to our branches have become less frequent.

Today, we view our branches much like technology companies view their stores. Consumers may start their research online. They can finish their purchase through a web-based experience or move to a physical location. Down the road, if a consumer encounters an issue, they can either resolve the issue online through a customer service call-in number or through an in-person experience.

Our branches are architecturally impactful, located in the center of their corresponding cities and towns, and are smaller in size than many of our competitors’ branches. They provide brand recognition and convenient locations in which to meet. These branches are supported by phone-based customer service teams and web-based support. As we open new branches and renovate our existing locations, we are doing so in an environmentally friendly manner. For example, we use LED lights, hybrid energy source faucets, and paints free of volatile organic compounds. Our branch network, including

Blue Foundry Bancorp | 2022 Proxy Statement	i

Letter to Shareholders

our newest branch in Hoboken, epitomizes this vision. We will continue to optimize our branch footprint.

The relocation of our administrative headquarters allowed us to materially impact how our employees work. The new headquarters was designed to retain and attract employees while being environmentally and economically conscious. We believe the intended results were achieved. Because we created a mobile and flexible workforce, we have optimized our workspaces, using less space for a greater number of employees. When we solved for a better mobile employee experience, we reduced our reliance on paper. This in turn removed the need for hundreds of filing cabinets that took up valuable space throughout all our offices. Even better, it allowed us to reduce expenses related to everything from printing to off-site storage.

Our technology also needed modernization so our Board authorized the complete transformation of our digital infrastructure. We have built nearly an entire new experience for our employees and customers. We repositioned where we work, from only in the office, to becoming completely mobile. Employees now have the tools needed to impactfully and efficiently work remotely. This has greatly assisted us in serving our customers’ continually changing needs. We added teller cash recycling machines which allowed us to reduce the number of employees required for each branch. Old ATMs are being replaced with new ITMs (Interactive Teller Machines). We’ve taken the individualized attention provided by our Universal Banker and combined it with the convenience of an ATM. The ITM lets you talk to us on the spot, which means you get the same personal attention you receive in one of our branches, right from the Live ITM.

While we believe that the technology we use and the workspaces we provide have enhanced our employees’ experience, we also believe that it is critical to provide our employees with a competitive hourly wage, a comprehensive benefits package and tools to maximize their long-term career objectives and goals.

What is important to understand is that we commenced, and in several instances completed, many of these initiatives before we converted into a public company while experiencing a global pandemic. Simultaneously, our employees continued to develop new products, find new customers and remain compliant with regulation. Taking any company public is no small feat but converting a large mutual bank holding company had some additional complexities. Without the countless hours spent by our staff and management, this would not have been possible. Many of them sacrificed personal time to ensure a smooth transition to becoming a public company. Thanks to all of them for the continued work and loyalty to our company.

Today, the Bank is well-capitalized, and its asset quality remains strong. However, earnings remain challenged in the near term. While we added a record amount of quality new assets and loans throughout 2021, a record number of loan pre-payments also occurred. This lack of net loan growth, coupled with compressed interest margin spreads, has required us to invest further in how we attract new borrowers and loans. As part of our efforts to do so, we have hired seasoned commercial lending professionals to originate commercial loans. In addition, we have installed a digital-first residential loan system. This enables home loan borrowers to apply for mortgages from the comfort of their homes 24 hours a day, seven days a week. We will continue to make prudent investments in attracting new customers and retaining our existing customer base.

We were extremely proud that our agile bankers were able to assist borrowers with approximately $100 million of Paycheck Protection Program loans throughout the pandemic. Many of these customers were new to Blue Foundry Bank. These customers became the core users of our new small business customer product suite. We are now an approved SBA 7(a) lender making our first 7(a) loan in 2021. Our strategy will continue to build upon small business. In fact, our small business initiative has helped us to reduce our funding costs over the past year. Today, we have more than $165 million of low-cost core deposits from this initiative. We believe this part of our strategy will allow us to continue to transition to be less reliant on expensive and volatile certificate of deposit funding, traditionally used by mutual holding company banks.

As we grow with our small business customers and attract new customers, we need to grow our deposit franchise. Commercial and Industrial (C&I) lending will become more important to us, as C&I customers utilize more of the Bank’s services than traditional real estate loan borrowers. This allows us to bring in more core deposits at low costs.

Our Commercial Real Estate team has developed a strong pipeline of loans. We have been underwriting and closing new loans within industry-best timeframes. We are winning new customers based on service rather than price. This will help to improve the growth and profitability of our loan portfolio.

We believe in transparency with our staff, customers, regulators and of course you, our shareholders. Therefore, it is important that we share with you the objectives we will use to execute our strategy:

•	Enhance the customer experience through people, products, and services across a broader range of customer touch points

•	Grow and further diversify the loan portfolio with a greater emphasis on commercial lending

•	Improve deposit costs and mix through core deposit generation

ii	Blue Foundry Bancorp | 2022 Proxy Statement

Letter to Shareholders

•	Further rationalize delivery channels and expand geographic coverage

•	Continue to build brand awareness and drive customer acquisition

•	Improve operating leverage and efficiency

•	Develop and maximize our human capital

These objectives guide how we manage capital and the tactics utilized to create long term value for our shareholders.

Our diverse executive management team is comprised of highly talented individuals with decades of banking experience from both small and large financial companies, as well as non-bank and governmental institutions. They are diverse in gender, age and work experience. Additionally, 56% of executive vice presidents are female.

Building a diverse and inclusive workforce is important to us. Our employee population is diverse and predominantly female. We continue to provide good jobs within our communities and consider our Bank to be an important part of the New Jersey economic landscape. Blue Foundry Bank is a place where employees can continue to hone their skills. Employees are provided many opportunities for training and advancement within the Bank. Further, the Board of Directors is dedicated to enhancing its diversity.

Inflation has had an impact on our expenses and overall results. Although there are pressures on our expenses, we increased our minimum starting compensation to $22 per hour because we believe it is important to provide fair wages to our workforce. We also believe that is important to align our employees with shareholders’ interests. Therefore, the Board approved incentive programs that allow employees to earn variable compensation for current performance with true accountability.

Banking continues to be a scale business, with the largest banks generally showing the highest profitability and lowest efficiency ratios. As we leverage our recently raised capital and increase our asset size, we believe our expense metrics will more closely align with our peers. We will prudently use the capital that was raised to execute our strategy and provide value to our shareholders, and intend to commence a share repurchase program once all necessary approvals are obtained.

Thank you for the trust you place in our management team and me.

Jim

Blue Foundry Bancorp | 2022 Proxy Statement	iii

Blue Foundry Bancorp	19 Park Avenue Rutherford, New Jersey 07070 (201) 939-5000
Notice of Annual Meeting of Stockholders TO BE HELD ON AUGUST 25, 2022

July 18, 2022

To Our Shareholders:

Notice is hereby given that the 2022 Annual Meeting of Stockholders of Blue Foundry Bancorp will be held via live webcast only on August 25, 2022, at 10:00 a.m., Eastern time. To participate in the meeting you must register by visiting, www.proxydocs.com/BLFY and entering the digit control number included on your proxy card. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement.

A Proxy Card and Proxy Statement for the annual meeting are enclosed. The annual meeting is for the purpose of considering and acting upon:

1.  the election of three directors;

2.  the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2022;

3.  the approval of the Blue Foundry Bancorp 2022 Equity Incentive Plan; and

Important notice regarding the availability of proxy materials:

The proxy statement, including the notice of the annual meeting of stockholders, and Blue Foundry Bancorp’s annual report on form 10-K for the year ended December 31, 2021 are each available on the internet at www.proxydocs.com/BLFY.

such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be adjourned. Stockholders of record at the close of business on June 28, 2022 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.

Each stockholder is requested to sign, date and return the enclosed proxy card without delay in the enclosed postage-paid envelope. Any proxy given by the stockholder may be revoked at any time before it is voted. A proxy may be revoked by filing with the Corporate Secretary of Blue Foundry Bancorp a written revocation or a duly executed proxy card bearing a later date. Any stockholder present at the online annual meeting may revoke his or her proxy and vote personally on each matter brought before the annual meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote online at the annual meeting. Virtual attendance at the annual meeting will not in itself constitute revocation of your proxy.

By Order of the Board of Directors

Important: the prompt return of the proxies will save the expense of further requests for proxies. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

Elyse D. Beidner Corporate Secretary
Rutherford, New Jersey

Blue Foundry Bancorp | 2022 Proxy Statement

Blue Foundry Bancorp	19 Park Avenue Rutherford, New Jersey 07070 (201) 939-5000
Proxy Statement

August 25, 2022

Annual Meeting of Stockholders

MEETING INFORMATION
DATE AND TIME:	LOCATION:	RECORD DATE:
Thursday, August 25, 2022 10:00 a.m., Eastern time	Virtual Meeting: This year’s meeting is a virtual shareholders meeting at www.proxydocs.com/BLFY	June 28, 2022

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Blue Foundry Bancorp will be voted in accordance with the directions given thereon. Please sign and return your proxy card in the postage paid envelope provided. Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of each of the nominees for director named herein, “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022 and “FOR” the approval of the Blue Foundry Bancorp 2022 Equity Incentive Plan.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Blue Foundry Bancorp at the address shown above, by filing a duly executed proxy bearing a later date, by following the internet or telephone instructions on the enclosed proxy card, or by voting online at the annual meeting. The presence online at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder votes online during the annual meeting or submits a written revocation to our Corporate Secretary prior to the voting of such proxy.

If you have any questions about giving your proxy or require assistance, please call Elyse D. Beidner, Corporate Secretary, at (201) 939-5000.

ATTENDING THE MEETING

If you were a stockholder as of the close of business on June 28, 2022, you may attend the meeting. As a registered stockholder, you received a proxy card with this proxy statement. The proxy card contains instructions on how to attend the virtual annual meeting, including the website along with your control number. You will need your control number for access.

If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person virtually at the Annual Meeting, you may visit www.proxydocs.com/BLFY; press the “Attend Meeting” button and follow the instructions. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you via email.

Blue Foundry Bancorp | 2022 Proxy Statement	1

Proxy Statement

In order to attend the Annual Meeting, you must visit www.proxydocs.com/BLFY. Upon entry of your control number and other required information, you will receive further instructions via email, that provides you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the attendance process, you must enter the control number located on your proxy card. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you may also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the attendance process.

SOLICITATION OF PROXIES; EXPENSES

We will pay the cost of this proxy solicitation. Our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. We have retained Alliance Advisors, LLC to assist us in soliciting proxies, and we have agreed to pay Alliance Advisors, LLC a fee of $6,000 plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

2	Blue Foundry Bancorp | 2022 Proxy Statement

Proxy Statement

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of Blue Foundry Bancorp’s shares of common stock, par value $0.01 per share, as of the close of business on June 28, 2022 are entitled to one vote for each share then held. As of June 28, 2022, there were 28,522,500 shares of common stock issued and outstanding.

Blue Foundry Bancorp’s Certificate of Incorporation provides that, subject to certain exceptions, record owners of the Company’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

PRINCIPAL HOLDERS

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of June 28, 2022, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 19 Park Avenue, Rutherford, New Jersey 07070.

	Shares of Common Stock Beneficially Owned as of the Record Date(1)	Percent of Shares of Common Stock Outstanding(2)

Persons Owning Greater than 5%

Blue Foundry Bank Employee Stock Ownership Plan Trust 19 Park Avenue Rutherford, NJ 07070	2,281,800(3)	8.00%

T. Rowe Price 100 East Pratt Street Baltimore, MD 21202	2,330,210(4)	8.10%

BlackRock, Inc. 55 Est 52nd Street New York, New York 10055	1,936,720(5)	6.80%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	1,494,082(6)	5.24%

Directors

James D. Nesci	45,302(7)	*

Patrick H. Kinzler	31,578(8)	*

Mirella Lang	5,765	*

J. Christopher Ely	25,366(9)	*

Robert T. Goldstein	27,887(10)	*

Kenneth Grimbilas	57,065(11)	*

Jonathan M. Shaw	25,579(12)	*

Margaret Letsche	20,894(13)	*

Executive Officers who are not Directors

Elizabeth Miller	25,741(14)	*

Brent Michael Ciurlino(15)	13,960(16)	*

Kelly Pecoraro	5,000	*

All directors and executive officers as a group (17 persons)		1.21%

*	Less than 1%.

(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Blue Foundry Bancorp common stock if he has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from June 28, 2022. As used herein, “voting

Blue Foundry Bancorp | 2022 Proxy Statement	3

Proxy Statement

power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Blue Foundry Bancorp common stock.

(2)	Based on a total of 28,522,500 shares of common stock outstanding as of June 28, 2022.

(3)	As disclosed in Schedule 13G filed with the Securities and Exchange Commission on February 11, 2022.

(4)	As disclosed in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2022.

(5)	As disclosed in Schedule 13G filed with the Securities and Exchange Commission on February 4, 2022.

(6)	As disclosed in Schedule 13G filed with the Securities and Exchange Commission on February 9, 2022.

(7)	Includes 34,882 shares held in an individual retirement account, 8,500 shares held in our 401(k) Plan and 1,920 vested shares allocated under the Blue Foundry Bank’s ESOP.

(8)	Includes 7,202 shares held in individual retirement accounts.

(9)	Includes 10,366 shares held in an individual retirement account.

(10)	Includes 27,887 shares held in a 401(k) Plan.

(11)	Includes 40,000 shares held in an individual retirement account.

(12)	Includes 14,238 shares held in an individual retirement account, 9,100 shares held by his spouse’s individual retirement account and 116 shares held as custodian for his child.

(13)	Includes 1,000 shares held in an individual retirement account.

(14)	Includes 17,500 shares held in our 401(k) Plan and 1,440 vested shares allocated under the Blue Foundry Bank’s ESOP.
(15)	Mr. Ciurlino resigned as an executive officer of the Company effective July 29, 2022.

(16)	Includes 2,000 shares held in our 401(k) Plan and 960 vested shares allocated under the Blue Foundry Bank’s ESOP.

QUORUM

The presence in person or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

VOTES REQUIRED

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder: (i) to vote FOR ALL nominees proposed by the Board; or (ii) to WITHHOLD nominees. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

As to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on the matter. The ratification of this matter shall be determined by a majority of the votes cast on the matter. Broker non-votes and abstentions will not affect the outcome of the vote.

As to the approval of the Blue Foundry Bancorp 2022 Equity Incentive Plan, by checking the appropriate box, a stockholder may: (i) vote FOR the approval; (ii) vote AGAINST the approval; or (iii) ABSTAIN from voting on the matter. The approval of this matter shall be determined by a majority of the votes cast on the matter. Broker non-votes and abstentions will not affect the outcome of the vote.

PARTICIPANTS IN THE BLUE FOUNDRY BANK EMPLOYEE STOCK OWNERSHIP PLAN AND 401(k) PLAN

If you participate in the Blue Foundry Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a proxy card for the ESOP that reflects all of the shares you may direct the trustee to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock allocated to his or her account. The ESOP trustee, subject to the terms of the

4	Blue Foundry Bancorp | 2022 Proxy Statement

Proxy Statement

trust agreement, will vote all unallocated shares of our common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of ESOP participants. If you hold shares of common stock in the 401(k) Plan, you will receive a proxy card that reflects all shares that you may direct the 401(k) Plan trustee to vote on your behalf under the 401(k) Plan. Under the terms of the 401(k) Plan, you may direct the 401(k) Plan trustee how to vote the shares allocated to your account. If the 401(k) Plan trustee does not receive your voting instructions, the 401(k) Plan trustee will be instructed to vote your shares in the same proportion as the voting instructions received from other 401(k) Plan participants. The deadline for returning your ESOP and 401(k) proxy card is August 18, 2022 at 11:59 p.m. Eastern time. The telephone and internet voting deadline for ESOP participants is also 11:59 p.m. Eastern time on August 18, 2022.

Blue Foundry Bancorp | 2022 Proxy Statement	5

Election of Directors

Our Board of Directors is comprised of eight members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Three directors have been nominated for election at the annual meeting to serve for a three-year period and until their respective successors shall have been elected and qualified. The Board of Directors has nominated James D. Nesci, Patrick H. Kinzler and Mirella Lang to serve as directors for three-year terms. Each nominee is currently a director of Blue Foundry Bancorp.

The following sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the annual meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of December 31, 2021, and term as a director includes service with Blue Foundry Bank.

With respect to directors and nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. Each director of Blue Foundry Bancorp is also a director of Blue Foundry Bank.

DIRECTORS

The Board of Directors currently consists of eight (8) members and is divided into three classes, with one class of directors elected each year. The following table states our directors’ names, their ages as of December 31, 2021, the years when they began serving as directors of Blue Foundry Bank and the years when their current terms expire.

Name	Position(s) Held With Blue Foundry Bancorp and Blue Foundry Bank	Age	Director Since	Current Term Expires

James D. Nesci	President, Chief Executive Officer and Director	49	2019	2022

Patrick H. Kinzler	Director	63	2012	2022

Mirella Lang	Director	43	2020	2022

J. Christopher Ely	Vice Chairman	65	1997	2023

Robert T. Goldstein	Director	59	2015	2023

Kenneth Grimbilas	Chairman of the Board	68	1997	2024

Jonathan M. Shaw	Director	56	2010	2024

Margaret Letsche	Director	69	2015	2024

6	Blue Foundry Bancorp | 2022 Proxy Statement

Proposal I: Election of Directors

The nominees for director are:

James D. Nesci

AGE: 49 DIRECTOR SINCE: 2019 POSITION: President, Chief Executive Officer and Director	James D. Nesci serves as President and Chief Executive Officer of Blue Foundry Bank, a position he has held since 2018. In addition, he is a former board member of the New Jersey Bankers Association. Mr. Nesci has been instrumental in developing the Blue Foundry Bank brand. Prior to his role at Blue Foundry Bank, he served as Head of National Sales for TD Bank’s $20 billion U.S. wealth management business. Before joining TD Bank, Mr. Nesci served as Executive Vice President and Chief Wealth Management Officer of Provident Bank and was President of Beacon Trust, a wholly owned subsidiary of Provident Bank. Prior to this, Mr. Nesci was Chief Operating Officer with Wilmington Trust Company, National Wealth Management. Mr. Nesci earned two separate MBAs from Columbia Business School and the London Business School, respectively, as well as	a Bachelors degree in Business Administration in Finance from Hofstra University in New York. He also has received his NACD Fellowship certificate. Mr. Nesci’s positions as President and Chief Executive Officer foster clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full Board of Directors, and alignment on corporate strategy.

Patrick H. Kinzler

AGE: 63 DIRECTOR SINCE: 2012 POSITION: Director	Patrick H. Kinzler has been Managing Principal at HLW International LLP, an architectural firm, since 2006. His areas of responsibility include Finance, Legal, and Information Technology. Mr. Kinzler served as Treasurer of KPMG Consulting / BearingPoint from January 2000 until December 2005. From 1997 until 2000, Mr. Kinzler served as Assistant Treasurer of Smithkline Beecham. Mr. Kinzler began his corporate career in 1986 with PNC Financial Corp, first in the credit training program and then as a Corporate Banker in PNC’s New York office. His last position was a Manager of Large Corporate Banking in the New Jersey marketplace. Mr. Kinzler received a Bachelors degree in Business Administration and Accounting from Shippensburg State University and an MBA in Finance from Temple University. Mr. Kinzler’s valuable experience in banking and corporate treasury greatly assists the Board of Directors with its assessment of our risk management efforts and operational needs.

Blue Foundry Bancorp | 2022 Proxy Statement	7

Proposal I: Election of Directors

Mirella Lang

AGE: 43 DIRECTOR SINCE: 2020 POSITION: Director	Mirella Lang is Managing Director of AQR’s Business Development team, representing the firm’s investment strategies to institutional investors throughout the United States. Prior to AQR, Ms. Lang was a Director in the Financial Institutions Group in the investment banking division at UBS, and earlier at Merrill Lynch & Co. While in investment banking, Ms. Lang advised banks, asset management and insurance companies on corporate initiatives, such as M&A, capital raising, restructuring, and leveraged buyouts. She earned a Bachelor of Science in Accounting from Washington & Lee University and received an MBA from the University of California at Berkeley’s Haas School of Business. Ms. Lang serves on the Board of ASSIST, a non-profit organization focused on high school exchange education for exceptionally gifted international students.	Ms. Lang’s experience with investment management, investment banking and the financial institutions industry brings valuable skills to our board.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

The following directors have terms ending at the 2023 Annual Meeting of Shareholders:

J. Christopher Ely

AGE: 65 DIRECTOR SINCE: 1997 POSITION: Vice Chairman	J. Christopher Ely has been a Director of Blue Foundry Bank for over 20 years. Mr. Ely is President of One Madison Management Corp., a real estate management and consulting firm that serves the needs of residential, commercial and industrial property owners in Northern New Jersey. He received a Bachelor of Science degree in Business Administration/Accounting from Montclair State College, began his career with Price Waterhouse and Co. and earned his Certified Public Accounting license. He serves as an Assistant Treasurer for the Glen Ridge Congregational Church. Mr. Ely provides the Board of Directors with extensive knowledge of real estate and small business management experience.

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Proposal I: Election of Directors

Robert T. Goldstein

AGE: 59 DIRECTOR SINCE: 2015 POSITION: Director	Robert T. Goldstein is an Investment Advisory Representative at Astorino Financial Group, Inc. Previously, he was the President and Owner of R.J. Goldstein & Associates, Inc., an employee benefits consulting and brokerage firm, which he sold to World Insurance Associates, LLC (WIA) in 2018. He remains a Principal and Producer at WIA. Mr. Goldstein received his Bachelor of Science in Mathematics from Fairfield University. He also has received his NACD Fellowship certificate. He is a former Trustee and a Committee Member of the Glen Ridge Country Club and was previously a Board Member of Lacordaire Academy in Upper Montclair. Mr. Goldstein offers a valuable perspective and experience on employee benefits matters and with developing a successful business.

The following directors have terms ending at the 2024 Annual Meeting of Shareholders:

Kenneth Grimbilas

AGE: 68 DIRECTOR SINCE: 1997 POSITION: Chairman of the Board	Kenneth Grimbilas is the current Chairman of Blue Foundry Bank Board of Directors and has served as a Director for over 20 years. Mr. Grimbilas is the Chief Executive Officer of Tornqvist, Inc., a boutique fabrication and machine shop that has served many clients in the pharmaceuticals, government, transportation, aerospace, entertainment, and consumer goods industries. In addition, Mr. Grimbilas has been a member of the board of the Chilton Memorial Hospital Foundation, now Chilton Medical Center, part of Atlantic Health. Mr. Grimbilas’ experience provides the Board of Directors with extensive knowledge of business and operational matters as well as the Northeastern New Jersey market area.

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Proposal I: Election of Directors

Margaret Letsche

AGE: 69 DIRECTOR SINCE: 2015 POSITION: Director	Margaret Letsche is retired. Prior to her retirement, Ms. Letsche was the Executive Director of 55 Kip Center, a non-profit community center for older adults. Ms. Letsche earned an Associate Degree in Business Management from Morris County Community College and a Bachelor’s degree in Psychology from Felician College. She holds professional certifications from Rutgers in Continued Education and Professional Development. She also has received her NACD Fellowship certificate. Ms. Letsche is a current Board Member on the Rutherford	Community Blood Bank and has previously served on the Borough of Rutherford Zoning Board and the Municipal Alliance Committee. Ms. Letsche’s experience in our community provides valuable insight into the economic and business needs of our community, as well as insight into where we can best serve our community in other ways, including charitable donations.

Jonathan M. Shaw

AGE: 56 DIRECTOR SINCE: 2010 POSITION: Director	Jonathan M. Shaw is President and Owner of Salon Development Corp, a regional chain of hair salons founded in 1964, and President and Owner of Lemon Tree Development, the national franchisor of Lemon Tree Hair Salons. Mr. Shaw received a Bachelor of Science from Syracuse University. He also has received his NACD Fellowship certificate. As a business owner and entrepreneur, Mr. Shaw offers a valuable perspective on developing a successful business as well as the challenges and risks an organization may face as it grows its product offerings and markets into new areas.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Kelly Pecoraro, age 53, has been our Executive Vice President and Chief Financial Officer since May 2022. Prior to joining Blue Foundry Bank, Ms. Pecoraro served as Executive Vice President, Chief Accounting Officer and Comptroller from January 2019 until April 2022 at Investors Bank, Short Hills, New Jersey, when Investors Bank was acquired by Citizens Financial Group, Inc. Ms. Pecoraro joined Investors Bank in May 2005 as part of the Financial Reporting team, holding various positions prior to becoming the Chief Accounting Officer in January 2010. Prior to joining Investors Bank, Ms. Pecoraro served as an audit professional at KPMG LLP. Ms. Pecoraro received a Bachelor’s degree in Accounting from St. Peter’s College and is a Certified Public Accountant.

Elizabeth Miller, age 62, has been our Executive Vice President and Chief Retail Officer since October 2018. Prior to joining Blue Foundry Bank, Ms. Miller held positions at Affinity Federal Credit Union, the largest Credit Union in New Jersey, where she was the Senior Vice President of Member Experience and Service from October 2014 to October 2018 and led the multi-state branch network, the wealth and business development teams, the central operations group and the 65-person call center. Prior to that, Ms. Miller worked at Peapack Gladstone Bank from August 2011 to October 2014, where she was the Vice President of Retail Branch Sales and Operations. Ms. Miller has a Bachelor’s degree in Business and Marketing from Montclair State University.

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Proposal I: Election of Directors

Elyse D. Beidner, age 68, has been our Executive Vice President and Chief Legal Officer since 2004. Prior to joining Blue Foundry Bank, Ms. Beidner has gained more than 25 years of experience providing legal support for various financial institutions including JP Morgan Chase and Bank of America. She earned her Bachelor’s degree in French and Spanish from Goucher College, her Juris Doctor degree from Widener University School of Law, and her Masters in Corporate Law from New York University School of Law.

Jason Goldberg, age 47, has been our Executive Vice President and Chief Lending Officer since September 2021. Prior to joining Blue Foundry Bank, Mr. Goldberg held a senior vice president position at Israel Discount Bank of New York where he worked from October 2015 to September 2021. Prior to that, Mr. Goldberg held a senior vice president position at Crestmark Bank where he worked from October 2010 to September 2015, and was vice president at Westgate Financial Corporation from 2001 to 2010.

Michele Dowling Johnson, age 55, has been our Executive Vice President and Chief Marketing Officer since May 2020. Prior to joining Blue Foundry Bank, Ms. Johnson held senior marketing leadership positions at bluemercury as Senior Vice President, Marketing & Digital from 2018 to 2020 and Dean & DeLuca as Senior Vice President, Sales & Marketing from 2016 to 2018. Prior to that, Ms. Johnson held executive positions at Geneva Watch Group, NY&Company, Balducci’s & Kings Food Markets, L’Oreal USA and Revlon Consumer Products Corporation. Ms. Johnson received a Bachelor of Science degree in Business Management from Cornell University and an MBA from Fordham University in Marketing and International Business.

Thomas Packwood, age 56, has been our Senior Vice President and Chief Audit Executive since 2011. Prior to joining Blue Foundry Bank, Mr. Packwood held senior positions at Deloitte, U.S.B. Holding Co., USA Bank, and RSM US LLP. Mr. Packwood received a Bachelor’s degree in Accounting from Villanova University and is a Certified Public Accountant. Additionally, he invented and implemented a patented quarterly Risk Assessment and Management System.

Acela Roselle, age 61, has been our Executive Vice President and Human Resources Director since 1999. Prior to joining Blue Foundry Bank, Ms. Roselle acted as the Employment Manager at Meadowlands Hospital Medical Center. Ms. Roselle attended The Wood Business School in New York and obtained a SHRM PHR Certification through Fairleigh Dickinson University in 2000.

Alex Malkiman, age 47, has been our Executive Vice President and Chief Technology Officer since March 2022. Prior to joining Blue Foundry Bank, Mr. Malkiman acted as the Executive Director and Head of IT Infrastructure and Security at CIFC Asset Management and as Director of Global Infrastructure and Client Services at ITG. Mr. Malkiman earned a Bachelor of Science in Computer and Information Science from Brooklyn College, and later went on to earn a MBA in Information Systems Management and Financial Management from the Lubin School of Business a Pace University.

BOARD INDEPENDENCE

The Board of Directors has determined that each of our directors, with the exception of Chief Executive Officer James D. Nesci, is “independent” as defined in the listing standards of the NASDAQ Stock Market. Mr. Nesci is not independent because he is one of our executive officers. In determining the independence of our directors, the Board of Directors considered relationships between Blue Foundry Bank and our directors that are not required to be reported under “—Transactions With Certain Related Persons,” below.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

Under the Board of Directors leadership structure, the offices of Chairman of the Board and Chief Executive Officer are held by separate individuals. The Chairman of the Board is Kenneth Grimbilas, who is an independent director and does not serve in any executive capacity with the Company. The Company’s Chief Executive Officer is James D. Nesci. This current structure provides for a greater role of the independent directors in the oversight of Blue Foundry Bancorp and Blue Foundry Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. The Board conducts regular executive sessions of independent directors.

To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:

•	a majority independent Board of Directors;

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Proposal I: Election of Directors

•	periodic meetings of the independent directors; and

•	annual performance evaluations of the President and Chief Executive Officer by the independent directors.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

The Board of Directors is actively involved in oversight of risks that could affect Blue Foundry Bancorp. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of each board committee regarding the committees’ considerations and actions, through review of minutes of committee meetings, and through regular reports directly from officers responsible for oversight of particular risks within Blue Foundry Bancorp. Risks relating to the direct operations of Blue Foundry Bank (the “Bank”) are further overseen by the Board of Directors of the Bank, all of whom are the same individuals who serve on the Board of Directors of Blue Foundry Bancorp. The Board of Directors of the Bank also has additional committees that conduct risk oversight. All management committees such as enterprise risk management, loan and loan oversight, asset liability/investment, and information technology are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Blue Foundry Bancorp and the Bank.

BOARD DIVERSITY

Of the eight members of the Board of Directors, two directors (25% of the Board) are women. Blue Foundry Bancorp has been a public company for just one year and the Board is committed to using its best efforts to appoint a racially/ethnically diverse person as Board member prior to next year’s annual meeting of stockholders.

SUNSETTING OF THE CLASSIFIED BOARD

As a newly-public company, the Board determined a classified board structure is important initially to support the company’s stability and oversight during this period. The Board has approved a plan to declassify the board beginning at the 2023 annual meeting of shareholders. At the 2023 annual meeting of stockholders, the Board will propose for stockholder approval an amendment to the Company’s Certificate of Incorporation to accomplish this declassification so that, at the 2027 annual meeting of stockholders, all directors will be elected for a one year term.

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Proposal I: Election of Directors

Environmental, Social and Corporate Governance (“ESG”) Matters

Summary. We recognize and are committed to our corporate responsibility to conduct business in an environmentally sustainable and socially appropriate manner. We care about the environment and the communities in which we operate and in that regard we carefully consider how we do business and who we do business with. We believe this commitment and focus supports long-term shareholder value.

The Bank conducts its business activities with a view to ensuring that the interests of all stakeholders, including shareholders, employees, customers and communities, are considered. ESG matters are discussed at both the Board’s Nominating and Corporate Governance Committee and the Bank’s Executive Leadership Committee meetings where ideas and actions are monitored. Actions taken to date with a view toward being environmentally conscious include reducing the amount of paper utilized within Blue Foundry Bank by digitizing all documents, enterprise-wide, minimizing the reliance on printers through increased use of technology, and increasing recycling. The administrative offices to which Blue Foundry Bank corporate employees recently relocated were designed with a focus specifically geared toward ESG. For example, all lighting throughout the space is energy efficient and designed to be illuminated only when workspaces and offices are occupied. Window coverings were designed to operate in a manner geared to efficiently manage energy usage. The Company’s and Blue Foundry Bank’s focus on ESG initiatives continues to be expanded and remains a priority for the Board and management.

HUMAN CAPITAL MANAGEMENT

The success of our business is highly dependent on our employees who are dedicated to our mission to inspire and enable the communities we serve to achieve financial stability and success. We seek to hire well qualified employees to sustain and build on our culture of service and performance. Our selection and promotion processes are without bias and include the active recruitment of minorities and women. The Bank maintains a job posting and referral program as well as an Affirmative Action Program, and, in an effort to attract and retain qualified applicants, particularly in areas where a shortage of personnel exists, the Bank provides additional incentives to employees who assist in the recruitment of new hires.

Our workforce is 61% female and 39% male. None of our employees are covered by a collective bargaining agreement.

We encourage the growth and development of our employees and, whenever possible, seek to fill positions by promotion and transfer from within the Company. Continual learning and career development are advanced through annual performance and development conversations between employees and their managers. The Bank encourages all employees to utilize internally developed training programs, customized corporate training engagements and educational reimbursement programs to improve their skills and qualifications to enable them to be considered for promotion or advancement. We offer employees an in-house leadership program led by Rutgers University instructors which program includes critical thinking, emotional intelligence, management and leadership skills.

The safety, health, and physical and mental wellness of our employees is a top priority. As with many organizations, the COVID-19 pandemic presented unique challenges with regard to maintaining employee safety while continuing successful operations. We instituted remote working plans at the start of the pandemic and were able to transition, over a short period of time, many of our eligible employees to effectively working from remote locations. We ensured a safely-distanced working environment for employees performing customer-facing activities at branches and operations centers, closing branch lobbies, and staggering staff as necessary. On an ongoing basis, we further promote the health and wellness of our employees by strongly encouraging work-life balance, offering flexible work schedules, keeping the employee portion of health care premiums to a minimum, and sponsoring various wellness programs through which employees are encouraged to incorporate healthy habits into their daily routines. The administrative office space was designed with the health and wellbeing of our workforce in mind in that it was configured to maximize natural light, provide flexible and collaborative workstations, as well as access to meditation rooms, a fitness center, and private space for nursing mothers.

Employee retention helps us operate efficiently and achieve our business objectives. We provide competitive wages, annual bonuses, a 401(k) Plan with an employer matching contribution, an employee stock ownership plan, healthcare and wellness programs, a life assistance program, flexible spending accounts, group term life insurance, identity fraud coverage, generous paid time off, 11 paid holidays, and an educational assistance program. At December 31, 2021, nearly 20% of our team had been with us for 10 years or more.

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Proposal I: Election of Directors

DIVERSITY, INCLUSION AND RESPECT IN THE WORKPLACE

Management and staff at all levels of the Company and Blue Foundry Bank are expected to behave in a fair, ethical and legal manner in all circumstances. This includes both internal interactions with other members of the organization and external interactions with customers, members of the community, vendors, and applicants for employment. We firmly believe that our high standard of ethical behavior will maintain the favorable reputation of Blue Foundry Bank in the marketplace and ensure Blue Foundry Bank remains a great place to work, invest in and do business with.

We communicate our expectations for honest, fair and ethical behavior through numerous policies within the organization. The commitment of our directors and executive management team to moral and ethical behavior means that the proper tone is set from the top of the organization. This begins with our Code of Conduct which describes the moral, ethical, legal and regulatory requirements by which all personnel must conduct themselves. The Code of Conduct establishes the expectation that employees conduct themselves with integrity, at all times. It provides employees with governing principles to guide their conduct with clients, customers, suppliers, vendors, shareholders, co-workers, regulators, markets, and the communities in which we operate. It applies to the employees and directors of the Company, the Bank, and their direct and indirect subsidiaries. Importantly, each officer at the Vice President level and above, and each director must also abide by the Conflict of Interest and Confidentiality Policy. This Policy recognizes the importance of fostering a culture of transparency, integrity and honesty and, as such, mandates that all such parties avoid any actions that appear to interfere with good judgment concerning the Bank’s best interests.

Blue Foundry Bank is dedicated to ensuring that all personnel decisions are in accordance with equal employment opportunity. We adhere to the principle that equal employment opportunity is not only a legal principle, it is a moral commitment as well. Our policy for Equal Employment and Affirmative Action states that Blue Foundry Bank will recruit, hire, train and promote, in all job classifications without regard to any classification protected by applicable federal, state or municipal law. It is the policy of the Bank that there shall be no discrimination with respect to employment, or any of the terms and conditions of employment, because of an individual’s race, color, sex, pregnancy or breastfeeding, sexual or affectional orientation, gender identity or expression, religion, creed, national origin, nationality or ancestry, citizenship, age, atypical hereditary cellular or blood trait, genetic information, disability (including AIDS and HIV infection), marital status, civil union status, domestic partnership status, veteran status, refusal to submit to a genetic test or to make available the results of a genetic test to an employer, or liability for service in the armed forces, or any other characteristic protected under applicable federal, state or local law. This policy applies to all employment actions including, but not limited to, recruitment, selection, training, promotion, transfer, layoff and termination, job-related social or recreational programs. Blue Foundry Bank’s policy statement is required to be displayed in an area which is readily accessible to both employees and applicants. Blue Foundry Bank maintains all facilities in such a manner that illegal segregation on the basis of any protected characteristic does not result.

Our Anti-Harassment Policy states that Blue Foundry Bank is unequivocally opposed to and will not tolerate any harassment of a sexual, racial, ethnic, age or religious nature, or based on any other personal characteristics protected by law from such harassment, that is directed toward any employee or applicant for employment or any other person in the workplace by any other employee or person in the workplace. Blue Foundry Bank will not permit any employee to harass others with whom they have business interactions, including but not limited to other employees, customers and vendors, nor will it permit any outsider to harass Bank employees. This is true not only in the workplace, but during any event outside work involving Bank employees. All employees and supervisors must comply with this policy and take appropriate measures to ensure that such conduct does not occur.

Additional policies that communicate the importance and expectations of honest, ethical and fair behavior include the Insider Trading Policy which prohibits directors, officers and other employees from trading shares of the Company’s common stock based on material nonpublic information.

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Proposal I: Election of Directors

To reinforce the importance of the policies above, annual training programs on certain policies are provided to all employees. These programs help employees understand how the policies apply on a day-to-day basis and how to deal with events and situations that may occur. Employees are encouraged to report concerns without fear of retaliation and may do so in a confidential manner.

The Company’s diversity is demonstrated throughout the organization, including by the members of the Executive Management team. Of our nine executives, five are women, one of whom is a member of an underrepresented minority group. Overall, Blue Foundry Bank’s staff is 61% female and 39% male. In addition, the Board of Directors currently includes two women and the Board has made it a priority to further expand its diversity.

Community Engagement. A key element of our mission is to encourage the stability and success of our communities. In 2021—as the strains of COVID-19 were felt across our society—the Company supported organizations that provide healthcare, economic assistance, education and other vital resources. Some of our more significant community-oriented efforts included support of food pantries across all of our markets, local law enforcement and emergency squads. We also continue to support our communities through the many donations made by the Blue Foundry Charitable Foundation.

Further information related to Blue Foundry Bank’s support of its communities through volunteerism and philanthropic activities can be found in the ‘In the News’ section of Blue Foundry Bank’s website.

REFERENCES TO OUR WEBSITE ADDRESS

References to our website address, www.bluefoundrybank.com, throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our websites by reference into this proxy statement or the accompanying materials.

DELINQUENT SECTION 16(A) REPORTS

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based solely on its review of copies of the reports the Company has received and written representations provided to it from the individuals required to file Section 16(a) reports, the Company believes that each individual who, at any time during the fiscal year ended December 31, 2021, served as an executive officer or director of the Company has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2021, except for Mirella Lang and Jason Goldberg who due to administrative oversights failed to timely file one Form 4 and one Form 3, respectively, to report one transaction in the Company’s stock. We believe that no other executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

CODE OF ETHICS FOR SENIOR OFFICERS

Blue Foundry Bancorp has adopted a Code of Ethics for Senior Officers that applies to Blue Foundry Bancorp’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at www.bluefoundrybank.com and can be accessed by clicking “Investor Relations” and then “Governance—Governance Documents.” Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

Blue Foundry Bancorp does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. We anticipate that all of our directors will attend the 2022 Annual Meeting of Stockholders, which is our first annual meeting of stockholders.

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Proposal I: Election of Directors

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Blue Foundry Bancorp, 19 Park Avenue, Rutherford, New Jersey 07070, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about Blue Foundry Bancorp or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all relevant communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of Blue Foundry Bancorp is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the NASDAQ Stock Market) meet in executive sessions. The standing committees of the Board of Directors of Blue Foundry Bancorp are the Audit Committee, Compensation Committee, the Nominating and Corporate Governance Committee, and the Enterprise Risk Management Committee.

The Board of Directors of Blue Foundry Bancorp held eight regular meetings and two special meetings during the year ended December 31, 2021. The Board of Directors of Blue Foundry Bank held twelve regular meetings during the year ended December 31, 2021. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).

Audit Committee. The Audit Committee consists of Directors Ely, Grimbilas, Kinzler and Lang. Mr. Ely serves as Chair of the Audit Committee. Each member of the Audit Committee is “independent” as defined in our Nominating and Corporate Governance Committee Charter. The Board of Directors has determined that Mr. Ely qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.bluefoundrybank.com and can be accessed by clicking “Investor Relations” and then “Governance—Governance Documents.” As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Blue Foundry Bancorp and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee met 9 times during the year ended December 31, 2021.

Compensation Committee. The Compensation Committee consists of Directors Grimbilas, Ely, Goldstein, Letsche and Shaw. Mr. Goldstein serves as Chair of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of Blue Foundry Bancorp or Blue Foundry Bank. The Compensation Committee met 4 times during the year ended December 31, 2021.

With regard to compensation matters, the Compensation Committee’s primary purposes are to discharge the Board’s responsibilities relating to the compensation of the Chief Executive Officer and other executive officers, to oversee Blue Foundry Bancorp’s compensation and incentive plans, policies and programs, and to oversee Blue Foundry Bancorp’s management development and succession plans for executive officers. Blue Foundry Bancorp’s Chief Executive Officer will not be present during any committee deliberations or voting with respect to his compensation. The Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate.

During the year ended December 31, 2021, the Compensation Committee utilized the assistance of Pearl Meyer, compensation consultant, to review Board and executive compensation.

The Compensation Committee operates under a written charter which is available on our website at www.bluefoundrybank.com and can be accessed by clicking “Investor Relations” and then “Governance—Governance Documents.” This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that encourages the achievement of long-range objectives and builds long-term value for our stockholders.

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Proposal I: Election of Directors

The Compensation Committee considers a number of factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Blue Foundry Bancorp and a peer group analysis of other financial institutions. In order to identify the appropriate compensation level necessary to attract and retain the talent to build the institution, we consulted with our compensation consultant in developing our peer group. Our peer group is comprised of institutions of similar complexity, within the tri-state geographic area, having approximately $400 million in equity and an asset size of approximately $3 billion.

Our executive compensation program is designed to:

•	Attract and retain talented employees in leadership positions by recognizing the importance of these individuals to Blue Foundry Bancorp.

•

Support our strategic performance objectives. Our goal is to provide executive officers with a total compensation package competitive with the market and industry in which we operate, and to promote the long-term goals and performance of Blue Foundry Bancorp. With this in mind, we implemented a new, formal annual incentive plan in 2020 that pays cash awards to the executive officers based on certain performance metrics without encouraging them to take unnecessary risks. By doing this, we align the interests of management with those of our stockholders.

•

For 2021, the salary increases for executive officers were very modest with more compensation moving under the annual incentive plan. As previously mentioned, the Committee engaged Pearl Meyer in 2021 to review executive compensation.

•

If stockholders approve our 2022 Equity Incentive Plan, we intend to incorporate long term equity awards into the overall compensation package of our executive officers. We believe long term equity awards further align the interest of management with those of our stockholders.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Directors Grimbilas, Goldstein, Letsche and Shaw with Mr. Shaw serving as Chair. The Nominating and Corporate Governance Committee met twice during the year ended December 31, 2021.

The Nominating and Corporate Governance Committee operates under a written charter which is available on our website at www.bluefoundrybank.com and can be accessed by clicking “Investor Relations” and then “Governance—Governance Documents.”

As more fully described in its charter, the Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in developing, recommending and overseeing a process to assess Board effectiveness and in developing and recommending the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE PROCEDURES

It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors to consider director candidates recommended by stockholders who appear to be qualified to serve on the Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Diversity Considerations. The Board of Directors does not have a formal policy or specific guidelines regarding diversity among board members. However, the Board of Directors seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community-oriented bank, the Board of Directors also seeks directors who can continue to strengthen Blue Foundry Bank’s position in its community and can assist Blue Foundry Bank with business development through business and other community contacts. The Board of Directors is committed to continuing to diversify the composition of the Board.

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Proposal I: Election of Directors

Process for Identifying and Evaluating Nominees; Director Qualifications. The Board of Directors considers the following criteria in evaluating and selecting candidates for nomination:

•

Contribution to Board—Blue Foundry Bancorp endeavors to maintain a Board of Directors that possesses a wide range of abilities. Thus, the Board of Directors will assess the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors. The Board of Directors will also take into consideration the number of public company boards of directors, other than Blue Foundry Bancorp’s, and committees thereof, on which the candidate serves. The Board of Directors will consider carefully the time commitments of any candidate who would concurrently serve on the boards of directors of more than two public companies other than Blue Foundry Bancorp.

•

Experience—Blue Foundry Bancorp is the holding company of Blue Foundry Bank, an insured depository institution. Because of the complex and heavily regulated nature of Blue Foundry Bancorp’s business, the Board of Directors will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements, as well as real estate and legal experience.

•

Familiarity with and Participation in Local Community—Blue Foundry Bancorp is a community-oriented organization that serves the needs of local consumers and businesses. In connection with the local character of Blue Foundry Bancorp’s business, the Board of Directors will consider a candidate’s familiarity with Blue Foundry Bancorp’s market area (or a portion thereof), including without limitation the candidate’s contacts with and knowledge of local businesses operating in Blue Foundry Bancorp’s market area, knowledge of the local real estate markets and real estate professionals, experience with local governments and agencies and political activities, and participation in local business, civic, charitable or religious organizations.

•

Integrity—Due to the nature of the financial services provided by Blue Foundry Bancorp and its subsidiary, Blue Foundry Bancorp is in a special position of trust with respect to its customers. Accordingly, the integrity of the Board of Directors is of utmost importance to developing and maintaining customer relationships. In connection with upholding that trust, the Board of Directors will consider a candidate’s personal and professional integrity, honesty and reputation, including, without limitation, whether a candidate or any entity controlled by the candidate is or has in the past been subject to any regulatory orders, involved in any regulatory or legal action, or been accused or convicted of a violation of law, even if such issue would not result in disqualification for service under Blue Foundry Bancorp’s Bylaws.

•

Stockholder Interests and Dedication—A basic responsibility of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best long-term interests of Blue Foundry Bancorp and its stockholders. In connection with such obligation, the Board of Directors will consider a candidate’s ability to represent the best long-term interests of Blue Foundry Bancorp and its stockholders, including past service with Blue Foundry Bancorp or Blue Foundry Bank and contributions to their operations, the candidate’s experience or involvement with other local financial services companies, the potential for conflicts of interests with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend board and committee meetings.

•

Independence—The Board of Directors will consider the absence or presence of material relationships between a candidate and Blue Foundry Bancorp (including those set forth in applicable listing standards) that might impact objectivity and independence of thought and judgment. In addition, the Board of Directors will consider the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements (e.g. Securities and Exchange Commission regulations and applicable listing standards). If Blue Foundry Bancorp should adopt independence standards other than those set forth in the NASDAQ Stock Market listing standards, the Board of Directors will consider the candidate’s potential independence under such other standards.

•

Gender and Ethnic Diversity—Blue Foundry Bancorp understands the importance and value of diversity, including gender, ethnicity, and other status, on a board of directors and will consider highly qualified candidates and their demographic backgrounds, including women and individuals from minority groups, to include in the pool from which candidates are chosen. The Board of Directors is committed to continuing to diversify the composition of the Board.

•

Additional Factors—The Board of Directors will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Blue Foundry Bancorp’s stockholders, employees, customers and communities. The Board of Directors also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

18	Blue Foundry Bancorp | 2022 Proxy Statement

Proposal I: Election of Directors

The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Blue Foundry Bancorp’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

The Board of Directors may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 19 Park Avenue, Rutherford, New Jersey 07070. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Board of Directors. Stockholders who wish to recommend a nominee must write to Blue Foundry Bancorp’s Corporate Secretary and such communication must include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board of Directors;

•	The name and address of the stockholder as they appear on Blue Foundry Bancorp’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of Blue Foundry Bancorp’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

•

A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•	The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

•

A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on Blue Foundry Bancorp’s Board of Directors; and

•

Such other information regarding the candidate or the stockholder as would be required to be included in Blue Foundry Bancorp’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If the date of the annual meeting is advanced more than 30 days prior to or delayed more than 60 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of Blue Foundry Bancorp no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the Securities and Exchange Commission, or on a website maintained by Blue Foundry Bancorp) of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Board of Directors for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendations of nominees by stockholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Blue Foundry Bancorp. See “Stockholder Proposals and Nominations.”

Blue Foundry Bancorp | 2022 Proxy Statement	19

Proposal I: Election of Directors

AUDIT COMMITTEE REPORT

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2021.

•

We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing Standard.

•

We have received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Blue Foundry Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

J. Christopher Ely (Chair)

Kenneth Grimbilas

Patrick H. Kinzler

Mirella Lang

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Blue Foundry Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its common stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arms-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of the independent directors of the Company not having any interest in the transaction. In the ordinary course of business, Blue Foundry Bank makes loans available to its directors, officers and employees. The aggregate amount of our outstanding loans to our executive officers and directors and their related entities was approximately $54,000 at December 31, 2021, consisting of one loan to an officer of the Company. This loan was made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to Blue Foundry Bank. This loan neither involves more than the normal risk of collectability nor present other unfavorable features.

Since January 1, 2020, other than described above, and except for loans to executive officers made in the ordinary course of business that were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Blue Foundry Bank and for which management believes neither involve more than the normal risk of collection nor present other unfavorable features, we and our subsidiary have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors or executive officers have a direct or indirect material interest.

Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit Committee reviews and approves all related party transactions in accordance with, and as required by, the NASDAQ corporate governance listing standards.

20	Blue Foundry Bancorp | 2022 Proxy Statement

Proposal I: Election of Directors

Executive Compensation

Summary Compensation Table. The following table sets forth, for the years ended December 31, 2021 and 2020, certain information as to the total compensation paid to James D. Nesci, who serves as our President and Chief Executive Officer, Elizabeth Miller, who serves as our Executive Vice President and Chief Retail Officer, and Brent Michael Ciurlino, who served as our Executive Vice President and Chief Risk Officer during the year ended December 31, 2021. Mr. Ciurlino resigned as an executive officer of the Company effective July 29, 2022. Each of the individuals listed in the table below is referred to as a “Named Executive Officer.”

Name and principal position	Year	Salary	Bonus	Non-Equity Incentive Compensation	All Other Compensation(1)	Total
James D. Nesci	2021	$700,000	$—	$425,250	$153,277	$1,278,527
President and Chief Executive Officer	2020	697,308	—	52,500	102,497	852,305
Elizabeth Miller	2021	325,519	—	76,904	16,681	419,104
Executive Vice President and Chief Retail Officer	2020	324,462	—	18,281	16,397	359,140
Brent Michael Ciurlino	2021	310,519	—	66,840	16,562	393,921
Executive Vice President and Chief Risk Officer(2)

(1)	The compensation represented by the amounts for 2021 and 2020 set forth in the “All Other Compensation” column for the Named Executive Officers is detailed in the following table.
(2)	Mr. Ciurlino did not qualify as a Named Executive Officer for the year ended December 31, 2020.

All Other Compensation

Name	Year	401(k) Plan Matching Contributions	Deferred Compensation Plan Contributions	Automobile Usage	Country Club Membership	Life Insurance Premiums	Total All Other Compensation
James D. Nesci	2021	$4,500	$106,800	$13,230	$17,577	$1,170	$153,277
	2020	14,250	55,800	12,600	18,712	1,135	102,497
Elizabeth Miller	2021	14,500	—	—	—	2,181	16,681
	2020	14,250	—	—	—	2,147	16,397
Brent Michael Ciurlino(1)	2021	14,500	—	—	—	2,062	16,562

(1)	Mr. Ciurlino did not qualify as a Named Executive Officer for the year ended December 31, 2020.

BENEFIT PLANS AND AGREEMENTS

Employment Agreement. Blue Foundry Bank entered into an employment agreement with Mr. Nesci, effective January 1, 2021. The employment agreement has an initial term of three years, which extends automatically for one additional year on each anniversary of the effective date of the agreement, so that the remaining term is again three years, unless either Blue Foundry Bank or Mr. Nesci give notice to the other party of non-renewal. Notwithstanding the foregoing, in the event Blue Foundry Bancorp or Blue Foundry Bank enters into a transaction that would constitute a change in control, as defined under the employment agreement, the term of the agreement will automatically extend so that it would expire no less than three years following the effective date of the change in control.

The employment agreement specified Mr. Nesci’s initial base salary of $700,000. The Board of Directors or the Compensation Committee of Blue Foundry Bank will review Mr. Nesci’s salary no less than annually and may increase, but not decrease, Mr. Nesci’s base salary. In addition to the base salary, the agreement provides that Mr. Nesci will participate in an annual bonus plan with a target amount determined annually that is not less than 20% of his base salary. Mr. Nesci is also eligible to participate in any long-term incentive plan adopted by Blue Foundry. Mr. Nesci is also entitled to participate in all employee benefit plan arrangements and perquisites offered to employees and officers of Blue Foundry Bank and the reimbursement of reasonable business expenses incurred in the performance of his duties with Blue Foundry Bank. Blue Foundry Bank will also provide Mr. Nesci with an annual automobile allowance of $1,100 per month and an annual country club membership allowance of $22,050. Both the automobile and country club membership allowances will increase by 5% each year.

Blue Foundry Bank may terminate Mr. Nesci’s employment, or Mr. Nesci may resign from his employment, at any time with or without good reason. In the event Blue Foundry Bank terminates Mr. Nesci’s employment without cause or Mr. Nesci voluntary

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Proposal I: Election of Directors

resigns for “good reason” (i.e., a “qualifying termination event”), Blue Foundry Bank will pay Mr. Nesci a severance payment equal to the greater of (i) the sum of one times Mr. Nesci’s base salary plus the target amount of the annual incentive bonus (as set by the Board of Directors or the Compensation Committee for the calendar year in which Mr. Nesci’s termination occurs) or (ii) the sum of Mr. Nesci’s base salary that would have been paid during the remaining term of the employment agreement, plus the target amount of the annual incentive bonus that would have been paid during the remaining term of the employment agreement. The severance payment will be paid as salary continuation in substantially equal installments over the twelve-month period following the date of Mr. Nesci’s termination of employment. In addition, if Mr. Nesci elects continued bank-provided group health plan coverage pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), Blue Foundry Bank will reimburse him for the monthly COBRA premium less the active employee premium for the coverage. Mr. Nesci must sign a general release of claims to receive the severance payment. A “good reason” condition for purposes of the employment agreement includes a material reduction in base salary or target bonus opportunity, a material reduction in authority, duties or responsibilities associated with Mr. Nesci’s position with Blue Foundry Bank, a relocation of his principal place of employment resulting in Mr. Nesci performing his services outside of certain counties listed in the employment agreement.

If a qualifying termination event occurs following a change in control of Blue Foundry Bancorp or Blue Foundry Bank, Mr. Nesci would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times the sum of (i) his base salary, plus (ii) the greater of his highest actual annual incentive bonus for the three calendar years immediately preceding his termination of employment or the target amount of the annual incentive bonus set by the Board of Directors or the Compensation Committee for the calendar year in which his termination occurs. If Mr. Nesci’s termination of employment occurs within two years after the change in control, the severance will be paid in one lump-sum payment on the next pay date that is at least seven days following his termination. In addition, if Mr. Nesci elects continued bank-provided group health plan coverage pursuant to COBRA, Blue Foundry Bank will reimburse him for the monthly COBRA premium less the active employee premium for the coverage.

The employment agreement terminates upon Mr. Nesci’s death. Also, upon termination of employment (other than a termination in connection with a change in control), Mr. Nesci will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

Change in Control Agreements. Blue Foundry Bank has entered into a Change in Control Agreement with each of Elizabeth Miller and Kelly Pecoraro. Each of the change in control agreements has a term of one year that extends each day by one day until either party gives the other notice of non-renewal. Notwithstanding the foregoing, in the event Blue Foundry Bancorp or Blue Foundry Bank enters into a transaction that would constitute a change in control, as defined under the change in control agreements, the term of the agreements will automatically extend so that it would expire no sooner than one year (in the case of Ms. Miller) or three years (in the case of Ms. Pecoraro) following the effective date of the change in control.

Upon termination of the executive’s employment by Blue Foundry Bank without “cause” or by the executive with “good reason” on or after the effective date of a change in control of Blue Foundry Bank or Blue Foundry Bancorp, the executive would be entitled to a severance payment equal to three times (in the case of Ms. Pecoraro) or one times (in the case of Ms. Miller) the sum of the executive’s: (i) base salary in effect as of the date of her termination or immediately prior to the change in control, whichever is higher; and (ii) the highest annual cash bonus earned for the three most recently completed performance periods prior to the change in control. The severance will be paid in a lump sum within 30 days following the executive’s date of termination. In addition, the executive would receive twelve consecutive monthly cash payments (in the case of Ms. Miller) and thirty six consecutive monthly cash payments (in the case of Ms. Pecoraro) equal to the executive’s monthly COBRA premium.

A “good reason” condition for purposes of the change in control agreement includes a material reduction in base salary, a material reduction in authority, duties or responsibilities associated with the executive’s position with Blue Foundry Bank, a relocation of the executive’s principal place of employment resulting in an increase in her commute by 30 miles or more.

Annual Incentive Plan. Blue Foundry Bank has instituted an Annual Incentive Plan as a short-term incentive plan for our executive officers to incentivize personal performance in conjunction with Blue Foundry Bank’s overall performance. Payments under the Annual Incentive Plan are based on both Blue Foundry Bank’s overall performance and the executive’s personal performance.

The Compensation Committee has set incentive opportunities for each of the Named Executive Officers based on a percentage of base salary. The actual amount of an award is based on the level of business results and personal performance.

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Proposal I: Election of Directors

For 2021, the Compensation Committee established the following range of annual cash incentive award opportunities for Threshold, Target and Superior Achievements as a percentage of base salary:

For 2021, the Compensation Committee weighted each Named Executive Officer’s annual cash incentive award opportunity with respect to the corporate financial target and individual goals as follows:

($ in millions)		Performance Goals

Performance Measures	Weight	Threshold (50%)	Target (100%)	Superior (150%)	Result	Payout
Net Loan Growth	30%	$270	$320	$370	$2	—
Core Deposit Growth	25%	$38	$45	$52	$136	150%
Net Interest Margin	25%	2.73%	2.93%	3.13%	2.63%	—
Individual Performance	20%	Discretionary			Discretionary
Grand Total	100%

Under the 2021 Annual Incentive Plan, Mr. Nesci’s award opportunity is 90% of base salary and the award opportunities for Mr. Ciurlino and Ms. Miller are 35% of base salary. The higher targeted opportunities under the Annual Incentive Plan reflect the fact that Blue Foundry Bank has not previously made awards to the Named Executive Officers under a long-term incentive plan and has not adopted a long-term incentive plan for 2021. For the year ended December 31, 2021, Messrs. Nesci and Ciurlino received an Annual Incentive Plan payment of $425,250 and $66,840, respectively, and Ms. Miller received an Annual Incentive Plan payments as detailed below:

	2021

	Annual Incentive Plan Actual Payment	Actual Payment % of Base Salary	Annual Incentive Plan Target %
James D. Nesci	$425,250	61%	90%
Brent Ciurlino	66,840	22%	35%
Elizabeth Miller	76,904	24%	35%

Deferred Compensation Plan. Blue Foundry Bank has entered into an Executive Deferred Compensation Agreement with Mr. Nesci (the “Deferred Compensation Agreement”). Under the Deferred Compensation Agreement, each year Blue Foundry Bank will credit a contribution of at least $50,000 to an account for the benefit of Mr. Nesci. The amounts credited to the account will earn an annual rate interest equal to the Prime Rate (as reported in the Wall Street Journal on the first business day of the year) plus two percent (2%), compounded monthly. The Board of Directors may, in its discretion, change the rate used to credit interest on the account from time to time. Mr. Nesci is always 100% vested in his account under the Deferred Compensation Agreement. Mr. Nesci generally will become entitled to a lump sum distribution of his account under the plan within 30 days following a separation from service. If Mr. Nesci dies prior to receiving a distribution from the plan, his beneficiary will be entitled to receive the account balance in a single lump sum payment. In certain situations that would constitute an unforeseeable emergency, Mr. Nesci may be entitled to receive an in-service distribution of a portion of his account under the Deferred Compensation Agreement.

401(k) Plan. Blue Foundry Bank maintains the Blue Foundry Bank 401(k) Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan on the same terms as other eligible employees of Blue Foundry Bank.

Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, the maximum amount of compensation permitted by the Internal Revenue Code. For 2021, the salary deferral contribution limit was $19,500, provided, however, that a participant over age 50 could contribute an additional $6,500 to the 401(k) Plan for a total of $26,000. In addition to salary deferral contributions, Blue Foundry Bank makes safe harbor matching contributions equal to 100% of a participant’s salary deferrals, up to 4% of the participant’s compensation, and 50% of a participant’s salary deferrals that exceed 4% but do not exceed 6% of the participant’s compensation. A participant is always 100% vested in his or her salary deferral contributions and safe-harbor matching contributions.

Blue Foundry Bank may also make other discretionary matching contributions and other discretionary employer contributions to the 401(k) Plan, including profit sharing contributions, which vest based on a participant’s years of service at the rate of 0%

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Proposal I: Election of Directors

through three years of service and 100% after completing three years of service. Eligible employees must be 18 years of age and complete 12 months of service (in which they complete at least 1,000 hours of service) to receive profit sharing contributions under the 401(k) Plan.

Defined Benefit Pension Plan. Blue Foundry Bank participates in a multiple employer defined benefit pension plan (the “Pension Plan”). Effective as of May 1, 2020, the plan was amended so that no new employees would become eligible to participate in the plan and the annual benefit provided to employees under the Pension Plan was frozen. Freezing the Pension Plan eliminated all future benefit accruals; however, the accrued benefits as of December 31, 2020, remain. The Company elected to withdraw from the Pentegra Defined Benefit Plan in August 2021, and recognized an $11.2 million expense associated with the exit from the plan. The withdrawal was completed on December 1, 2021.

Employee Stock Ownership Plan. In connection with the conversion and related stock offering, Blue Foundry Bank adopted an ESOP for eligible employees. The named executive officers are eligible to participate in the ESOP on the same terms as other eligible employees. Eligible employees begin participation in the ESOP upon the first entry date commencing on or after the eligible employee’s completion of one year of service and attainment of age 18.

The ESOP trustee purchased, on behalf of the ESOP, 8.0% of the total number of shares of Blue Foundry Bancorp common stock issued in the conversion and related stock offering, or 2,281,800 shares. The ESOP funded its stock purchase with a loan from Blue Foundry Bancorp equal to the aggregate purchase price of the common stock. The trustee repays the loan principally through Blue Foundry Bank’s contributions to the ESOP and any dividends payable on common stock held by the ESOP over the anticipated 25-year term of the loan. The interest rate for the ESOP loan is a fixed rate of 3.25%, which was the prime rate, as published in The Wall Street Journal, on the closing date of the stock offering.

The trustee holds the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan. The trustee allocates the shares released among participants’ accounts based on each participant’s proportional share of compensation relative to all participants. Participants vest in his or her account balance based on his or her years of service with the bank, at the rate of 20% per year though the first five years of service, so that the participant will be 100% vested after completing five years of service. Participants who were employed by Blue Foundry Bank immediately prior to the closing of the stock offering received credit for vesting purposes for years of service prior to adoption of the ESOP. Participants also will automatically become fully vested upon attainment of their normal retirement age (age 65), death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon terminating employment in accordance with the terms of the plan document. The ESOP reallocates any unvested shares forfeited upon a participant’s termination of employment among the remaining participants.

Under applicable accounting requirements, Blue Foundry Bank records compensation expense for the ESOP at the fair market value of the shares as they are committed to be released from the unallocated suspense account, which may be more or less than the original issue price.

DIRECTORS’ COMPENSATION

The following table sets forth for the year ended December 31, 2021 certain information as to the total remuneration we paid to our directors other than James D. Nesci:

Name	Fees Earned or Paid in Cash	All Other Compensation(1)	Total
Kenneth Grimbilas	$98,500	$1,055	$99,555
J. Christopher Ely	81,000	—	81,000
Jonathan M. Shaw	75,500	—	75,500
Mirella Lang	71,750	—	71,750
Margaret Letsche	75,000	—	75,000
Patrick H. Kinzler	75,000	—	75,000
Robert T. Goldstein	72,000	—	72,000

(1)	Represents payments of medical premiums on behalf of Mr. Grimbilas.

24	Blue Foundry Bancorp | 2022 Proxy Statement

Proposal I: Election of Directors

DIRECTOR FEES

Each person who serves as a director of Blue Foundry Bancorp also serves as a director of Blue Foundry Bank.

Directors currently receive a base annual retainer of $51,000. In addition, the Chairman of the Board receives an additional annual retainer of $15,000.

Committee compensation is detailed below:

	Audit	Nomination and Governance	Compensation	Enterprise Risk	Strategy(1)
Committee Member	$10,500	$6,000	$7,000	$6,000	$3,000
Committee Chair	20,000	11,500	12,000	13,500	11,000

(1)	The Strategy Committee was sunset on December 31, 2021.

DIRECTOR EMERITUS PLAN

As a mutual institution, in 2007 Blue Foundry Bank entered into a Restated Director Retirement Plan with each of directors Ely and Grimbilas. In June 2022 Blue Foundry Bank and Messrs. Ely and Grimbilas amended and froze the plans so that there will be no further benefit accruals. As amended, at the later of the director’s separation of service as a director or attaining age 70, Messrs. Ely and Grimbilas (having satisfied the ten years of service requirement under the plans) will receive a monthly benefit equal to $3,643.84 and $4,038.67, respectively, which was the value of the accrued benefit under the plans as of the date that the plans were frozen. The benefit will be paid for the greater of the director’s life or five years, provided, however, that if the director dies within five years of terminating service with the board of directors, his beneficiary will continue to receive the monthly payments until the end of the five-year period. Each director will be entitled to the same benefit if he terminates service on account of becoming disabled if he has completed ten years of continuous service.

DIRECTOR RETIREMENT PLAN II

As a mutual institution, in 2018 Blue Foundry Bank also established the Boiling Springs Savings Bank Director Retirement Plan II (the “Director Retirement Plan”) for eligible directors (i.e., a “participant”) who are not covered under the Director Emeritus Plan. All current directors, other than Messrs. Ely and Grimbilas, participate in the Director Retirement Plan. In June 2022, Blue Foundry Bank amended and froze the plan so that there will be no further benefit accruals under the plan and to provide that no new directors will participate. Under the Director Retirement Plan, as amended, a participant who terminates service after completing ten consecutive years of service will receive an annual benefit based on the value of the accrued benefit under the plan as of the date the plan was frozen. The annual benefit amounts range from $942 to $17,767. The benefits will be paid in substantially monthly installments, for ten years. Following a participant’s separation from service, Blue Foundry Bank will begin making the payments to the participant on the first business day of the month following the later of (i) the day the participant attains age 70 or (ii) the date of the participant’s separation from service. Each participant is entitled to the same level of benefit upon death or disability or upon a termination of service within 24 months following a change in control of Blue Foundry Bank; provided that the benefits paid upon the death of the participant while in service and in connection with a change in control will be paid in a lump sum. Benefits paid upon the participant’s death or disability will be paid the first day of the month following the later of (i) the day the participant attains age 70 or (ii) the date that is ten years from the date the participant first became a member of the board of directors. The change in control benefit is paid within 30 days of the participant’s termination from service following a change in control.

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Ratification of Appointment of Independent Registered Public Accounting Firm

On April 7, 2022, the Company notified Crowe LLP (“Crowe”) of its dismissal as the Company’s independent registered public accounting firm. The decision to dismiss Crowe was approved by the Audit Committee of the Company’s Board of Directors. The dismissal was not related to any disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The audit reports of Crowe on the consolidated financial statements of the Company for each of the past two fiscal years ended December 31, 2021 and December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2021 and December 31, 2020 and the subsequent interim period from January 1, 2022 through April 7, 2022: (i) there were no disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Crowe’s satisfaction, would have caused Crowe to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the “SEC”).

On April 13, 2022, the Company engaged KPMG LLP, Auditor Firm ID: 185 (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The selection of KPMG was approved by the Audit Committee of the Company’s Board of Directors.

During the Company’s two most recent fiscal years ended December 31, 2021 and December 31, 2020 and the subsequent interim period from January 1, 2022 through April 7, 2022, neither the Company nor anyone on its behalf consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in SEC Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in SEC Regulation S-K Item 304(a)(1)(v)).

At the annual meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of KPMG for the year ending December 31, 2022. A representative of KPMG is expected to be available during the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of KPMG is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Blue Foundry Bancorp and its stockholders.

Set forth below is certain information concerning aggregate fees for professional services rendered by Crowe during fiscal years 2021 and 2020.

Audit Fees. The aggregate fees billed to the Company by Crowe for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of the consolidated financial statements included in the Company’s annual report on Form 10-K and services that are normally provided by Crowe in connection with statutory and regulatory filings and engagements were $743,000 and $627,000 during fiscal 2021 and 2020, respectively.

Audit Related Fees. There were no aggregate fees billed to the Company by Crowe for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the consolidated financial statements during fiscal 2021 and 2020, respectively.

Tax Fees. The were no aggregate fees billed to the Company by Crowe for professional services rendered for tax compliance during fiscal 2021 and 2020, respectively.

26	Blue Foundry Bancorp | 2022 Proxy Statement

Proposal II: Ratification of Appointment of Independent Registered Public Accounting Firm

Other Fees. The aggregate fees billed to the Company by Crowe for other professional services rendered during fiscal 2021 were $25,000. There were no aggregate fees billed to the Company by Crowe for other professional services rendered during fiscal 2020.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the Audit Committee. The independent registered public accountants and management are required to report to the Audit Committee quarterly regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval policy, and the fees for the services performed to date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

Blue Foundry Bancorp | 2022 Proxy Statement	27

Approval of the Blue Foundry Bancorp 2022 Equity Incentive Plan

OVERVIEW

The Company’s Board of Directors was unanimously approved and unanimously recommends that stockholders approve the Blue Foundry Bancorp 2022 Equity Incentive Plan (referred to in this proxy statement as the “2022 Equity Plan” or the “Plan”). The 2022 Equity Plan will become effective on August 25, 2022 (the “Plan Effective Date”) if stockholders approve the Plan on that date. No awards have been made under the 2022 Equity Plan. However, initial awards to our non-employee directors are set forth in the Plan document and will be self-executing on the day following the approval of the Plan by stockholders.

No awards may be granted under the 2022 Equity Plan on or after the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2022 Equity Plan at that time will continue to be governed by the 2022 Equity Plan and the award agreements under which they were granted.

BEST PRACTICES

The 2022 Equity Plan reflects the following equity compensation plan best practices:

•	The Plan limits the maximum number of shares that may be issued to any one employee or one non-employee director, respectively, and to all non-employee directors as a group. For these purposes, we have generally adopted the limits set forth under the regulations of the Board of Governors of the Federal Reserve System for equity plans adopted no earlier than six months and no later than one year after a conversion stock offering, even though the 2022 Equity Plan, which is being submitted to our stockholders more than one year after our mutual to stock conversion offering, is not otherwise subject to these limits;

•	The Plan provides for a minimum vesting requirement of one year for all equity-based awards, except that up to 5% of the awards may be issued (or accelerated) pursuant to awards that do not meet this requirement and any award may provide for accelerated vesting for death, disability or an involuntary termination without cause or resignation for good reason in connection with a change in control;

•	Under the Plan, performance goals may be established by the Compensation Committee (the “Committee”) in connection with the grant of any award;

•	The Plan prohibits grants of stock options with a below-market exercise price;

•	The Plan prohibits repricing of stock options and cash buyout of underwater stock options without prior stockholder approval;
•	The Plan prohibits the payment of dividends on restricted stock or dividend equivalent rights on restricted stock units (sometimes referred to herein as “RSUs”) until the vesting or settlement date of the underlying award and does not permit the payment of dividend equivalent rights on stock options;

•	The Plan does not contain a liberal change in control definition;

•	The Plan does not permit liberal share recycling. Shares withheld to satisfy tax withholding or to pay the exercise price of a stock option will not be available for future grants;

•	The Plan requires “double trigger” vesting of awards upon a change in control, requiring both a change in control plus an involuntary termination or a resignation for “good reason,” except to the extent an acquiror fails or refuses to assume the awards or replace them with awards issued by the acquiror; and

•	Awards under the Plan are subject to the Company’s clawback policies, including under Section 954 of the Dodd-Frank Act, as well as the Company’s insider trading policy restrictions and hedging/pledging policy restrictions.

•	The full text of the 2022 Equity Plan is attached as Appendix A to this proxy statement, and the description of the 2022 Equity Plan is qualified in its entirety by reference to Appendix A.

28	Blue Foundry Bancorp | 2022 Proxy Statement

Proposal III: Approval of the Blue Foundry Bancorp 2022 Equity Incentive Plan

WHY THE COMPANY BELIEVES YOU SHOULD VOTE TO APPROVE THE 2022 EQUITY PLAN

Our Board of Directors believes that equity-based incentive awards will play a key role in the success of the Company by encouraging and enabling employees, officers and non-employee directors of the Company and its subsidiaries, including Blue Foundry Bank (as used in this section, the Company, Blue Foundry Bank and their respective subsidiaries are collectively referred to as, the “Company”), upon whose judgment, initiative and efforts the Company has depended and continues to largely depend for the successful conduct of its business, to acquire an ownership stake in the Company, thereby stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company. The details of the key design elements of the 2022 Equity Plan are set forth in the section entitled “Plan Summary,” below.

Equity Awards Further Align Directors’ and Management’s Interests with Long-Term Value Creation for Shareholders. We view the ability to use Company common stock as part of our compensation program as an important component to our future success because we believe it will enhance a pay-for-performance culture that is an important element of our overall compensation philosophy. Equity-based compensation will further align the compensation interests of our employees and directors with the investment interests of our stockholders as it promotes a focus on long-term value creation through time-based and/or performance-based vesting criteria. The Company currently has no oustanding issued, authorized or approved equity-based awards.

If the 2022 Equity Plan is not approved by stockholders, the Company will have to rely on the cash component of its employee compensation program to attract new employees and to retain our existing employees, which may not align our employees’ interests with the investment interests of the Company’s stockholders. In addition, if the 2022 Equity Plan is not approved and the Company is not able to use stock-based awards to recruit and compensate its directors, officers and other key employees, it could be at a competitive disadvantage for key talent, which could impede our future growth plans and other strategic priorities. The inability to provide equity-based awards would likely increase cash compensation expense over time and use up cash that might be better utilized if reinvested in the Company’s business or returned to the Company’s stockholders.

Equity Awards Will Enable Us to Better Compete for Talent in Our Marketplace. Most of our competitors offer equity-based compensation to their employees and non-employee directors. We view the ability to offer equity-based compensation as important to our ability to compete for talent within our highly competitive talent marketplace. If the 2022 Equity Plan is not approved, we will be at a significant disadvantage as compared to our competitors to attract and retain our executives as well as directors and, as noted above, this could impede our ability to achieve our future growth plans and other strategic priorities.

Equity Based Incentive Plans are Routinely Adopted by Financial Institutions Following Conversions. A substantial majority of financial institutions that complete a mutual-to-stock conversion have adopted equity-based compensation plans to attract, retain and reward qualified personnel and management.

Our Share Reserve is Generally Consistent with Banking Regulations and Industry Standards Disclosed in Connection with our Stock Offering. The number of restricted stock awards (including RSUs) and stock options that we may grant under the 2022 Equity Plan, measured as a percentage of total outstanding shares sold in the mutual-to-stock conversion, is consistent with that which was disclosed in connection with our stock offering in the offering prospectus. The share pool under the 2022 Equity Plan represents 14% of the 28,522,500 shares of the Company common stock sold in the mutual to stock conversion and contributed to our charitable foundation, of which a number equal to 4% of the shares sold in the stock offering (“4% Limit”) will be available to grant as awards of restricted stock and/or RSUs (collectively, or separately, sometimes referred to herein as “full value awards”) and a number equal to 10% of shares sold in the stock offering (“10% Limit”) is comprised of stock options (the “stock option award pool”). This share reserve size, including the limits on award types described above, is also consistent with the amounts permitted under federal banking regulations for equity plans adopted within the first year following a mutual to stock conversion. Although we are not bound by these regulatory limits because we are implementing our plan more than one year following the completion of our mutual to stock conversion, we have generally determined to maintain the size of the share reserve at that limit, subject to the following important exception. To the extent that we choose to grant full value awards in excess of the 4% Limit, we have committed in the 2022 Equity Plan to reduce the stock option award pool by three stock options for each share associated with a full value award granted in excess of the 4% Limit. Should any full value awards in excess of the 4% Limit be forfeited, the stock option award pool will increase by three for each share of restricted stock or each RSU forfeited above the 4% Limit. This plan design is referred to as a “fungible plan design” and is intended to ensure that the overall plan costs remain relatively constant irrespective of the type of award granted.

Blue Foundry Bancorp | 2022 Proxy Statement	29

Proposal III: Approval of the Blue Foundry Bancorp 2022 Equity Incentive Plan

DETERMINATION OF SHARES AVAILABLE UNDER THE 2022 EQUITY PLAN

The Company is requesting approval of the 2022 Equity Plan, including a pool of shares of its common stock (referred to in this proxy statement as the “share reserve” or “share pool”) for awards under the 2022 Equity Plan, subject to adjustment as described in the 2022 Equity Plan. The shares of common stock to be issued by the Company under the 2022 Equity Plan will be currently authorized but unissued shares or shares that may subsequently be acquired by the Company, including shares that may be purchased on the open market or in private transactions.

In determining the size of the share pool under the 2022 Equity Plan, the Company considered a number of factors, including: (i) industry practices related to the adoption of equity-based incentive plans by recently converted institutions; (ii) applicable banking regulations related to the adoption of equity-based incentive plans; and (iii) guidelines issued by proxy advisory firms with respect to equity incentive plans, including the potential cost and dilution to stockholders associated with the share pool.

The Company disclosed to stockholders in its prospectus for its mutual to stock conversion and initial public offering that it expected to adopt an equity incentive plan that, if adopted within the first year following the mutual to stock conversion, would include restricted stock awards and stock options equal to 4% and 10%, respectively, of the total shares issued in connection with the offering. Based on these percentages and the 28,522,500 shares sold in the offering and contributed to the charitable foundation, the total amount of shares available for issuance under the equity incentive plan is 3,993,150. As noted, this is the same number of shares we would be permitted to issue under applicable federal regulations if our equity plan had been implemented within the one-year period following our mutual-to-stock conversion. Even though we are implementing the 2022 Equity Plan more than one year after our offering, we have determined to maintain the size of the 2022 Equity Plan at the amount disclosed in our offering prospectus.

Application of Share Pool. The Company has determined that of the shares available under the Plan, 1,140,900 shares may be issued as restricted stock or restricted stock units, including performance shares and performance share units (representing the 4% Limit described above) and 2,852,250 shares may be issued upon the exercise of stock options (representing the 10% Limit described above). As noted, the Company is adopting a fungible plan design that would permit the grant of additional awards of restricted stock or RSUs, provided that the stock option award pool will be reduced by three shares available to be issued on the exercise of stock options for each additional share of restricted stock or RSU granted in excess of the 4% Limit (i.e., per the 3:1 fungibility ratio).

Current Stock Price. The closing price of the Company’s common stock on the NASDAQ Global Select Market on July 13, 2022, was $11.80 per share.

PLAN SUMMARY

The following summary of the material terms of the 2022 Equity Plan is qualified in its entirety by reference to the full text of the 2022 Equity Plan, which is attached as Appendix A to this proxy statement.

Purpose of the 2022 Equity Plan. The purpose of the 2022 Equity Plan is to promote the long-term financial success of the Company and its subsidiaries, including Blue Foundry Bank, by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company stockholders through the ownership of shares of common stock of the Company and/or through compensation tied to the value of the Company’s common stock.

Administration of the 2022 Equity Plan. The 2022 Equity Plan will be administered by the Compensation Committee or such other committee consisting of at least two “Disinterested Board Members” defined as directors who are not, with respect to the Company or any subsidiary: (i) current employees; receiving remuneration, either directly or indirectly, for services rendered as a consultant or in any capacity other than as a director, except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K, or (iii) engaged in a business relationship or possessing an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) if SEC Regulation S-K. To the extent permitted by law, the Committee may also delegate its authority, including its authority to grant awards, to one or more persons who are not members of the Company’s Board of Directors, except that no such delegation will be permitted with respect to awards to officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee will have the authority to select the persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, features, performance criteria, restrictions, and other provisions of such awards, and to reduce, eliminate or accelerate any restrictions applicable to an award at any time after the grant of the award.

30	Blue Foundry Bancorp | 2022 Proxy Statement

Proposal III: Approval of the Blue Foundry Bancorp 2022 Equity Incentive Plan

Eligible Participants. Employees and non-employee members of the Boards of Directors of the Company and its subsidiaries, including Blue Foundry Bank, will be eligible for selection by the Committee for the grant of awards under the 2022 Equity Plan. As of July 13, 2022, approximately 195 employees of the Company and its subsidiaries and seven non-employee members of the Company’s Board of Directors would be eligible for awards under the 2022 Equity Plan.

Types of Awards. The 2022 Equity Plan provides for the grant of restricted stock, RSUs, non-qualified stock options (also referred to as “NQSOs”), and incentive stock options (also referred to as “ISOs”), any or all of which can be granted with performance-based vesting conditions. ISOs may be granted only to employees of the Company’s subsidiaries and affiliates.

Restricted Stock and Restricted Stock Units. A restricted stock award is a grant of common stock to a participant for no consideration, or such minimum consideration as may be required by applicable law. Restricted stock awards under the 2022 Equity Plan will be granted only in whole shares of common stock and will be subject to vesting conditions and other restrictions established by the Committee consistent with the 2022 Equity Plan. Prior to the awards vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise voting rights with respect to the common stock subject to the award. Cash dividends declared on unvested restricted stock awards will be withheld by the Company and distributed to a participant at the same time that the underlying restricted stock vests to the participant. Stock dividends on shares of restricted stock will be subject to the same vesting conditions as those applicable to the restricted stock on which the dividends were paid.

Restricted stock units are similar to restricted stock awards in that the value of an RSU is denominated in shares of common stock. However, unlike a restricted stock award, no shares of stock are transferred to the participant until certain requirements or conditions associated with the award are satisfied. A participant who receives an RSU award will not possess voting rights but may accrue dividend equivalent rights to the extent provided in the award agreement evidencing the award. If dividend equivalent rights are granted with respect to an RSU award, the dividend equivalent rights will be withheld by the Company and will not be distributed before the underlying RSU settles. At the time of settlement, restricted stock units can be settled in Company common stock or in cash, in the discretion of the Committee. The same limitation on the number of shares that are available to be granted as restricted stock awards available under the 2022 Equity Plan, referred to above as the 4% Limit, also applies to RSUs.

The Committee will specify the terms applicable to a restricted stock award or an RSU award in the award agreement including the number of shares of restricted stock or number of RSUs, as well as any restrictions applicable to the restricted stock or RSU such as continued service or achievement of performance goals, the length of the restriction period and the circumstances under which the vesting of such award will accelerate.

Stock Options. A stock option gives the recipient the right to purchase shares of common stock at a specified price (referred to as the “exercise price”) for a specified period of time. The exercise price may not be less than the fair market value of the common stock on the date of grant. “Fair Market Value” for purposes of the 2022 Equity Plan means, if the common stock of the Company is listed on a securities exchange, the closing sales price of the common stock on that date, or, if the common stock was not traded on that date, then the closing price of the common stock on the immediately preceding trading date. If the common stock is not traded on a securities exchange, the Committee will determine the Fair Market Value in good faith and on the basis of objective criteria consistent with the requirements of the Internal Revenue Code of 1986, as amended (“Code”). Under the Plan, no stock option can be exercised more than 10 years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to an employee who is a shareholder holding more than 10% of the Company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. Stock option awards will be subject to vesting conditions and restrictions as determined by the Committee and set forth in the applicable award agreement.

Grants of stock options under the 2022 Equity Plan will be either ISOs or NQSOs. ISOs have certain tax advantages and must comply with the requirements of Code Section 422. Only employees will be eligible to receive ISOs. One of the requirements to receive favorable tax treatment available to ISOs under the Code is that the 2022 Equity Plan must specify, and the Company stockholders must approve, the number of shares available to be issued as ISOs. As a result, in order to provide flexibility to the Committee, the 2022 Equity Plan provides that all of the stock options may be issued as ISOs. Dividend equivalents rights will not be paid with respect to awards of stock options.

Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise: (1) either in cash or with stock valued at fair market value as of the day of exercise; (2) by a “cashless exercise” through a third party; (3) by a net settlement of the stock option using a portion of the shares obtained on exercise in payment of the exercise price; (4) by personal, certified or cashiers’ check; (5) by other property deemed acceptable by the Committee; or (6) by a combination of the foregoing.

Blue Foundry Bancorp | 2022 Proxy Statement	31

Proposal III: Approval of the Blue Foundry Bancorp 2022 Equity Incentive Plan

Performance Awards. The Committee will specify the terms of any performance awards issued under the 2022 Equity Plan in the accompanying award agreements. Any award granted under the plan, including stock options, restricted stock (referred to herein as a “performance share”) and restricted stock units (referred to herein as a “performance share unit”) may be granted subject to the satisfaction of performance conditions determined by the Committee. A performance share or performance share unit will have an initial value equal to the fair market value of a share on the date of grant. In addition to any non-performance terms applicable to the performance share or performance share unit, the Committee will set one or more performance goals which, depending on the extent to which they are met, will generally determine the number of performance shares or performance share units that will vest in the participant (unless subject to further time-based vesting conditions). The Committee may provide for payment of earned performance share units in cash, shares of the Company’s common stock, or a combination thereof. The Committee will also specify any restrictions applicable to the performance share or performance share unit award such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or involuntary termination in connection with or following a change in control, shorten or terminate the restriction period.

Performance Measures. A performance objective may be described in terms of company-wide objectives or objectives that are related to a specific subsidiary or business unit of the Company, and may be measured relative to a peer group, an index or business plan and based on absolute measures or changes in measures. An award may provide that partial achievement of performance measures result in partial payment or vesting of an award. Achievement of the performance measures may be measured over more than one period or fiscal year. In establishing performance measures applicable to a performance-based award, the Committee may provide for the exclusion of the effects of certain items, including but not limited to: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Moreover, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify the performance measures, in whole or in part, as the Committee deems appropriate.

The Committee will specify the period over which the performance goals for a particular award will be measured and will determine whether the applicable performance goals have been met with respect to a particular award following the end of the applicable performance period. Notwithstanding anything to the contrary in the Plan, performance measures relating to any award granted under the Plan will be modified, to the extent applicable, to reflect a change in the outstanding shares of stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a subsidiary.

Individual Limits. The Board of Directors has chosen to adopt the overall limitations set forth in federal regulations for individual and aggregate awards to employees and non-employee directors under equity plans adopted within the first year after a mutual to stock conversion. The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award, subject to the limits set forth herein. Subject to adjustment as described in the 2022 Equity Plan:

•	Employee Limits. Any individual employee will not receive shares issued under any award in excess of 25% of the aggregate shares available under the 2022 Equity Plan.

•	Non-Employee Director Limits. The maximum number of shares of the Company common stock that may be granted over the life of the plan to any one non-employee director shall not exceed 5% of the aggregate shares available under the 2022 Equity Plan. In addition, the maximum number of shares that may be issued, in the aggregate, to all non-employee directors under awards granted under the 2022 Equity Plan shall not exceed 30% of the aggregate shares available under the Plan.

32	Blue Foundry Bancorp | 2022 Proxy Statement

Proposal III: Approval of the Blue Foundry Bancorp 2022 Equity Incentive Plan

Non-Employee Director Grants. Subject to approval of the 2022 Equity Plan, each non-employee director of the Company will receive a grant of a number of shares of restricted stock and stock options as set forth in the tables below. These awards will vest over a five year period following the grant date. If the 2022 Equity Plan is approved, these grants will be self-executing and will be deemed to be granted on the day following the approval of the 2022 Equity Plan by the Company’s stockholders.

Restricted Stock Awards
Name of Non-Employee Director	Dollar Value ($)(1)	Number of Awards(2)
J. Christopher Ely	$504,839	42,783
Robert T. Goldstein	$504,839	42,783
Kenneth Grimbilas	$504,839	42,783
Patrick H. Kinzler	$504,839	42,783
Mirella Lang	$504,839	42,783
Margaret Letsche	$504,839	42,783
Jonathan M. Shaw	$504,839	42,783
Non-Employee Directors as a Group (7 persons)	$3,533,876	299,481

(1)

Amounts are based on the fair market value of Blue Foundry Bancorp common stock on July 13, 2022 (the latest practicable date before the printing of this proxy statement) of $11.80 per share. The actual value of the awards will depend upon the fair market value of Blue Foundry Bancorp common stock on the date of grant.

(2)	These awards vest over a five year period following the grant date, or at a rate of 8,556 shares per year.

Stock Option Awards
Name of Non-Employee Director	Number of Awards(1)(2)
J. Christopher Ely	106,959
Robert T. Goldstein	106,959
Kenneth Grimbilas	106,959
Patrick H. Kinzler	106,959
Mirella Lang	106,959
Margaret Letsche	106,959
Jonathan M. Shaw	106,959
Non-Employee Directors as a Group (7 persons)	748,713

(1)	The actual value of the stock option awards is not determinable since their value will depend upon the fair market value of the Company common stock on the date the stock option is exercised.
(2)	These awards vest over a five year period following the grant date, or at a rate of 21,391 options per year.

The Committee determined to grant these one-time awards in this amount, in part, in recognition of the significant efforts and dedication of each such director, including in connection with the Company’s mutual-to-stock conversion. Although the grants are, in part, in recognition of past service, the initial awards to directors will vest in equal annual installments over a period of five years from the date of grant, subject to the directors continued service to the Company during that time, and subject to acceleration due to death, disability or involuntary termination of service in connection with a change in control.

Employee Grants. At the present time, no specific determination has been made as to the grant or allocation of awards to officers and employees. However, the Committee intends to grant equity awards to executive management and will meet after stockholder approval is received to determine the specific terms of the awards, including the allocation of awards to officers and employees.

Certain Restrictions with Respect to Awards. No dividend equivalent rights will be granted or paid with respect to any stock option. Additionally, no dividends or dividend equivalent rights will be paid on unvested awards contemporaneously with dividends paid on shares of the Company’s common stock. Instead, any dividends (or dividend equivalent rights, to the extent granted), with respect to an unvested award will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, upon the achievement of performance goals).

The Committee will establish the vesting schedule or market or performance conditions of each award at the time of grant. However, at least 95% of the awards will vest no earlier than one year after the date of grant, unless accelerated due to death, disability or an involuntary termination of service at or following a change in control.

Blue Foundry Bancorp | 2022 Proxy Statement	33

Proposal III: Approval of the Blue Foundry Bancorp 2022 Equity Incentive Plan

Adjustments. The Committee will make equitable adjustments in the number and class of securities available for issuance under the 2022 Equity Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2022 Equity Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to stockholders (other than an ordinary cash dividend), or similar corporate transaction or event.

Termination of Service. Subject to certain exceptions, generally, if a participant ceases to perform services for the Company and its subsidiaries for any reason: (i) a participant will immediately forfeit any restricted stock, RSUs, performance shares and performance share units that were not vested on the date of termination; (ii) all of the participant’s stock options that were exercisable on the date of termination will remain exercisable for, and shall otherwise terminate at the end of, a period of three months after the date of termination, but in no event after the expiration date of the stock options; and (iii) all of the participant’s stock options that were not exercisable on the date of termination will be forfeited immediately upon termination. In the event of a participant’s termination of service due to death, disability (as defined in the plan), retirement after age 65, for employees, or 75, for directors, or involuntary termination at or following a change in control, the participant or the participant’s beneficiary, as applicable, has up to one year to exercise outstanding stock options, provided that the period does not exceed the stock option award’s original term. The 2022 Equity Plan provides that a participant shall vest in his or her dividends upon termination of the participant’s service due to death, disability, involuntary termination without cause or resignation for “good reason” (as defined in the 2022 Equity Plan) at or following a change in control.

Change in Control. Unless the Committee provides otherwise in the award agreement, any time-based vesting requirement applicable to an award will be deemed satisfied in full in the event that (i) both a change in control occurs and a participant has an involuntary termination of service (including a resignation for good reason) with the Company or (ii) the surviving entity in the change in control does not assume or replace the award with a comparable award issued by the surviving entity. With respect to an award that is subject to one or more performance objectives, unless the Committee specifies otherwise in the award agreement, in the event of a change in control and involuntary termination of service (including a resignation for good reason) or in the event that the surviving entity fails to assume or replace the award with a comparable award issued by the surviving entity, achievement of the performance objective will be deemed achieved at the greater of target or the actual level of performance measured as of the most recent completed fiscal quarter.

Transferability. Generally, awards granted under the 2022 Equity Plan are not transferable prior to death, except in limited circumstances with respect to stock options. Unless otherwise determined by the Committee, stock options, including ISOs, are transferable to certain grantor trusts established by the participant in which the participant is the sole beneficiary or between spouses’ incident to divorce, in the latter case, however, any ISOs so transferred will become NQSOs. In the Committee’s sole discretion, an individual may transfer non-qualified stock options to certain family members or to a trust or partnership established for the benefit of such family member or to a charitable organization, in each case, provided no consideration is paid to the participant in connection with the transfer. However, a participant may designate a beneficiary to exercise stock options or receive any rights that may exist upon the participant’s death with respect to awards granted under the 2022 Equity Plan. Any transferee is subject to the terms and conditions of the Plan and applicable award agreement.

Amendment and Termination. The Board of Directors may at any time amend or terminate the 2022 Equity Plan, and the Board of Directors or the Committee may amend any award agreement for any lawful purpose, but no such action may materially adversely affect any rights or obligations with respect to any awards previously granted under the 2022 Equity Plan, except to the extent described herein. The Board of Directors or Committee may also amend the 2022 Equity Plan or an outstanding award agreement to conform the plan or award agreement to applicable law (including but not limited to Code Section 409A) or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the SEC or Financial Accounting Standards Board after adoption of the plan or the grant of the award, which may materially and adversely affect the financial condition or operations of the Company. Neither the Board of Directors nor the Committee can reprice a stock option without prior stockholder approval, except in accordance with the adjustment provisions of the 2022 Equity Plan (as described above). Notwithstanding the foregoing any amendment that would materially (i) increase the benefits available under the Plan, (ii) increase the aggregate number of securities under the Plan, or (iii) materially modify the requirements for participation in the Plan must be approved by the Company’s stockholders.

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Proposal III: Approval of the Blue Foundry Bancorp 2022 Equity Incentive Plan

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2022 Equity Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.

Restricted Stock Awards. A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a “substantial risk of forfeiture,” which is generally considered to require the performance of substantial future services. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in installments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to that installment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act, also known as the short swing profits rule, the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m) of the Code (“Section 162(m)”), as applicable.

Alternatively, unless prohibited by the Committee, a participant may make a timely election under Section 83(b) of the Code (referred to in this proxy statement as Section 83(b)) to recognize ordinary income for the taxable year in which the participant received the shares underlying an award in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant will not be entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss limited to the actually amount paid for the shares (if any). To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares.

The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units. A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of settlement in stock or cash the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant (subject to the short swing profits rule) and the Company will be entitled to an income tax deduction for the same amount, subject to the requirements of Section 162(m), as applicable. However, if an RSU is not designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then at the time of settlement the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to satisfy the requirements of Section 409A, the participant may be subject to income taxes and penalties under Section 409A in the event of a violation of Section 409A.

Nonqualified Stock Options. A participant generally is not taxed upon the grant of a NQSO. However, the participant must recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise (subject to the short swing profits rule). The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income, subject to the requirements of Section 162(m).

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Proposal III: Approval of the Blue Foundry Bancorp 2022 Equity Incentive Plan

Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options. A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will be taxed to the participant as a capital loss. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant, subject to the requirements of Section 162(m).

For an option to qualify as an ISO for federal income tax purposes, the grant of the stock option must satisfy various other conditions specified in the Code. In the event a stock option is intended to be an ISO but fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Performance Awards. A participant generally is not taxed upon the grant of restricted stock or restricted stock units granted subject to the satisfaction of performance conditions (such restricted stock or restricted stock units will be referred to herein as “performance shares” or “performance share units”). The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the amount of cash and the fair market value of the shares received upon settlement. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Code Section 162(m). Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.

Golden Parachute Payments. The terms of the award agreement evidencing an award under the 2022 Equity Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, shareholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2022 Equity Plan, certain amounts in connection with such awards may constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

CODE SECTION 162(m)

Section 162(m) as in effect prior to the enactment of the Tax Cuts and Jobs Act (“TCJA”) in December 2017, limited to $1.0 million the deduction that a company was permitted to take for annual compensation paid to each “covered employee” (at that time defined as the Chief Executive Officer (“CEO”) and the three other highest paid executive officers employed at the end of the year other than the Chief Financial Officer (“CFO”)), except to the extent the compensation qualified as “performance-based” for purposes of Section 162(m). The TCJA retained the $1.0 million deduction limit, but it repealed the performance-based compensation exemption and expanded the definition of “covered employees” effective for taxable years beginning after December 31, 2017. “Covered employees” for a fiscal year now includes any person who served as CEO or CFO of a company at any time during that

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Proposal III: Approval of the Blue Foundry Bancorp 2022 Equity Incentive Plan

fiscal year, the three other most highly compensated company executive officers for that fiscal year (whether or not employed on the last day of that fiscal year) and any other person who was a covered employee in a previous taxable year (but not earlier than 2017) as determined pursuant to the pre-TCJA version of Section 162(m). Any awards that the Company grants pursuant to the 2022 Equity Plan to covered employees, whether performance-based or otherwise, will be subject to the $1.0 million annual deduction limitation. While the Committee intends to consider the deductibility of compensation when making equity awards, it is only one factor it considers. Because of the elimination of the performance-based compensation exemption, the Committee expects that a portion of the compensation paid to covered employees in the form of equity grants under the 2022 Equity Plan may not be deductible by the Company.

NEW 2022 EQUITY PLAN BENEFITS

Except as disclosed above with respect to the self-executing grants to non-employee directors on approval of the 2022 Equity Incentive Plan, any future awards to executive officers, non-employee directors and employees of the Company under the 2022 Equity Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2022 Equity Plan are not determinable at this time, and the Company has not included a table that reflects such future awards.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BLUE FOUNDRY BANCORP 2022 EQUITY INCENTIVE PLAN.

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Stockholder Proposals and Nominations

The Company’s Bylaws generally provide that any stockholder desiring to make a proposal for new business at a meeting of stockholders or to nominate one or more candidates for election as directors at a meeting of stockholders must have given timely notice thereof in writing to the Secretary of the Company. The Secretary must receive such written notice no less than 120 days prior to the anniversary date of the Company’s proxy materials for the prior year’s annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting, then, to be timely, notice by the stockholder must be so received no later than close of the business on the tenth day following the day on which the date of the annual meeting is first announced publicly. Based on the July 18, 2022 date of this proxy statement, the notice with respect to the 2023 annual meeting of stockholders would be required to be provided to the Company by March 20, 2023. However, the 2023 annual meeting is expected to be held on May 18, 2023, which is more than 30 days prior to the date of the 2022 annual meeting. Therefore, assuming that the Company publicly announces the date of 2023 annual meeting by December 8, 2022, the bylaw deadline for submitting notice of a stockholder’s intent to make a proposal for new business or to nominate a candidate for election as a director, will be December 18, 2022 (or 10 days following the public announcement of the date of the 2023 annual meeting of stockholders).

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interests in such business of such stockholder and any beneficial owner; (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; and (iv) a representation as to whether such stockholder intends to deliver a proxy statement and form of proxy to stockholders who in the aggregate own enough shares to legally carry the proposal.

The notice with respect to director nominations must include: (a) as to each person whom the stockholder proposes to nominate for election as a director, such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation and a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; and (iii) a representation as to whether such stockholder intends to deliver a proxy statement and form of proxy to stockholders who in the aggregate own a sufficient number of shares to elect such nominee.

Failure to comply with these advance notice requirements will preclude such new business or nominations from being considered at the meeting.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal or nomination is received.

Generally, in order to be eligible for inclusion in the proxy materials for an annual meeting of stockholders, any stockholder proposal submitted pursuant to SEC Rule 14a-8 must be received at Blue Foundry Bancorp’s executive office, 19 Park Avenue, Rutherford, New Jersey 07070, no later than 120 days prior to the anniversary date of the Company’s proxy materials relating to the prior year’s annual meeting, unless the date of the annual meeting is changed by more than 30 days from the date of the previous year’s annual meeting. Given the expected date of the 2023 annual meeting of stockholders (May 18, 2023), the 14a-8 deadline is expected to be December 18, 2022. The deadline will be disclosed in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2022 (or in another manner reasonably calculated to inform investors). Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

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Stockholder Proposals and Nominations

A shareholder intending to engage in a director election contest at next year’s annual meeting must give the Company notice of their intent to solicit proxies by providing the names of its nominees and certain other information 60 days before the anniversary of the prior year’s annual meeting. Notice should be provided to our executive office, 19 Park Avenue, Rutherford, New Jersey 07070. However, if next year’s annual meeting is held on a date more than 30 calendar days from August 25, 2022, as anticipated, then the shareholder must provide such information no later than the tenth day following public announcement of the date of the annual meeting. Any such notice and solicitation will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

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Other Matters

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

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Miscellaneous

A copy of Blue Foundry Bancorp’s annual report on Form 10-K for the year ended December 31, 2021 will be furnished without charge to stockholders as of the record date upon written request to the Corporate Secretary, 19 Park Avenue, Rutherford, New Jersey 07070 (regular mail), or 19 Park Avenue, Rutherford, New Jersey 07070 (overnight delivery) or by calling (201) 939-5000.

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Important Notice Regarding the Availability of Proxy Materials

Blue Foundry Bancorp’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2021 Annual Report on Form 10-K are each available on the Internet at www.proxydocs.com/BLFY.

By Order of the Board of Directors

Elyse D. Beidner

Corporate Secretary

Rutherford, New Jersey

July 18, 2022

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Appendix A

BLUE FOUNDRY BANCORP

2022 EQUITY INCENTIVE PLAN

ARTICLE 1—GENERAL

Section 1.1    Purpose, Effective Date and Term. The purpose of this Blue Foundry Bancorp 2022 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Blue Foundry Bancorp (the “Company”), and its Subsidiaries, including Blue Foundry Bank (the “Bank”) by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s stockholders through the ownership of shares of Company Stock. The “Effective Date” of the Plan shall be the date on which the Plan satisfies the applicable stockholder approval requirements. The Plan will remain in effect as long as any Awards remain outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date.

Section 1.2    Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3    Participation. Each individual who is granted or holds an Award in accordance with the terms of the Plan will be a Participant in the Plan (a “Participant”). The grant of Awards shall be limited to Employees and Directors.

Section 1.4    Definitions. Capitalized terms used in the Plan are defined in Article 8 and elsewhere in the Plan.

ARTICLE 2—AWARDS

Section 2.1    General. Any Award under the Plan may be granted singularly, or in combination with another Award (or Awards). Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions provided by the Committee with respect to the Award and as evidenced in an Award Agreement. Every Award under the Plan shall require a written Award Agreement. Subject to the provisions of Section 2.2(1)(d), an Award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any Subsidiary (provided, however, that no reload Awards shall be granted hereunder) or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include:

(a)    Stock Options. A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO, provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board of Directors, whichever is earlier, or (ii) to a non-employee. Unless otherwise specifically provided by its terms, any Stock Option granted under the Plan to an employee shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify the Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided however, that any modification will be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)    Restricted Stock Awards. A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or for such minimum consideration as may be required by applicable law, subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions.

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Appendix A

(c)    Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock; provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of Stock multiplied by the number of Restricted Stock Units being settled.

(d)    Performance Awards. A Performance Award means an Award under Sections 2.2, 2.3 or 2.4 that vests upon the achievement of one or more specified performance measures, as further set forth in Section 8.1 under “Performance Award”.

Section 2.2    Stock Options.

(a)    Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that specifies: (i) the number of Stock Options covered by the Stock Option; (ii) the date of grant of the Stock Option and the Exercise Price; (iii) the vesting period or conditions to vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. Stock Options may be granted as Performance Awards.

(b)    Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to an ISO granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an employee or director of an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c)    Prohibition of Cash Buy-Outs of Underwater Stock Options.    Under no circumstances will any Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of a share of Stock as of the same date that was granted under the Plan be bought back by the Company without shareholder approval.

(d)    Prohibition Against Repricing.    Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s shareholders, neither the Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Award’s in-the-money value or in exchange for Stock Options or other Awards), replacement grants, or other means.

(e) Prohibition on Paying Dividends. No dividends shall be paid on Stock Options and no Dividend Equivalent Rights may be granted with respect to Stock Options.

Section 2.3. Restricted Stock Awards.

(a)    Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement, that specifies: (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period or conditions to vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of Participant’s employment or Service with the Company as the Committee may, in its discretion,

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Appendix A

prescribe. Restricted Stock Awards may be granted as Performance Awards. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including electronically and/or solely on the books and records maintained by the transfer agent. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (including that the Restricted Stock may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and Award Agreement) and/or that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(b)    Terms and Conditions.    Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)    Dividends. No cash dividends shall be paid with respect to any Restricted Stock Awards unless and until the Participant vests in the underlying share(s) of Restricted Stock. Upon the vesting of a Restricted Stock Award, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived. All unvested dividends shall be forfeited by the Participants to the extent their underlying Restricted Stock Awards are forfeited.

(ii)    Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to unvested, non-forfeited Restricted Stock Awards and the voting rights may be exercised by the Participant in his or her discretion.

(iii)    Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in its direction (if the Participant is not a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4    Restricted Stock Units.

(a) Grant of Restricted Stock Unit Awards. Each Restricted Stock Unit shall be evidenced by an Award Agreement that specifies: (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units; (iii) the Restriction Period; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company as the Committee may, in its discretion, prescribe.

(b) Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)     A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. The Committee shall impose such conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which shares of Stock may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of the Restricted Stock Units. The Committee may make grants of Restricted Stock Units upon such terms and conditions as it may determine, which may include, but is not limited to, deferring receipt of the underlying shares of Stock provided the deferral complies with Section 409A of the Code and applicable provisions of the Plan.

(ii)      Restricted Stock Units may be granted as Performance Awards.

(iii)     Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of grant of a Restricted Stock Unit for which a Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

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(iv)    A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(v)     No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units. A Dividend Equivalent Right, if any, shall be paid at the same time as the shares of Stock or cash subject to the Restricted Stock Unit are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Restricted Stock Unit.

Section 2.5    Vesting of Awards. The Committee shall specify the vesting schedule or conditions of each Award. At least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award and evidenced in the Award Agreement, subject to acceleration of vesting, to the extent authorized by the Committee or set forth in the Award Agreement, upon the Participant’s death, Disability or in connection with a Change in Control as set forth in Article IV.

Section 2.6    Deferred Compensation. Subject to approval by the Committee before an election is made, an Award of Restricted Stock Units may be deferred pursuant to a valid deferral election made by a Participant. If a deferral election is made by a Participant, the Award Agreement shall specify the terms of the deferral and shall constitute the deferral plan pursuant to the requirements of Code Section 409A. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A. Unless otherwise provided in a valid election form intended to comply with Code Section 409A, all Awards that are considered Deferred Compensation hereunder shall settle and be paid in no event later than 2 1⁄2 months following the end of the calendar year with respect to which the Award’s substantial risk of forfeiture lapsed.

Section 2.7.    Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement or as set forth in any employment or severance agreement entered into by and between the Company and/or a Subsidiary and the Participant, the following provisions shall apply to each Award granted under this Plan:

(a)    Upon the Participant’s Termination of Service for any reason other than due to Disability, death or Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination, and may be exercised only for a period of three (3) months following termination and any Restricted Stock or Restricted Stock Units that have not vested as of the date of Termination of Service shall expire and be forfeited.

(b)    In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised (whether or not vested), and all Restricted Stock Awards and Restricted Stock Units that have not vested, shall expire and be forfeited.

(c)    Upon Termination of Service on account of Disability or death, all Service-based Stock Options shall be fully exercisable, whether or not then exercisable, and all Service-based Restricted Stock Awards and Restricted Stock Units shall immediately vest as to all shares subject to an outstanding Award at the date of Termination of Service. Upon Termination of Service for reason of Disability or death, any Awards that vest based on the achievement of performance targets shall vest, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level) as of the date of Disability or death, by (ii) a fraction, the numerator of which is the number of whole or partial months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period. Stock Options may be exercised for a period of one year following Termination of Service due to death or Disability, or the remaining unexpired term of the Stock Option, if less, provided, however, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months after Termination of Service. In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one year following Termination of Service,

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provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement and any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service due to Retirement shall expire and be forfeited.

(d)    Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.

(e)    Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards is as set forth in Article 4.

Section 2.8. Holding Period for Vested Awards. As a condition of receipt of an Award, the Award Agreement may require a Participant to agree to hold a vested Award or shares of Stock received upon exercise of a Stock Option for a period of time specified in the Award Agreement (“Holding Period”). In connection with the foregoing, a Participant may be required to retain direct ownership of such shares until the earlier of (i) the expiration of the Holding Period following the date of vesting or (ii) such person’s termination of employment with the Company and any Subsidiary. The foregoing limitation, if applicable, shall not apply to the extent that an Award vests due to death, Disability or an Involuntary Termination at or following a Change in Control, or to the extent that (x) a Participant directs the Company to withhold or the Company elects to withhold shares of Stock with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld or (y) a Participant exercises a Stock Option by a net settlement, and in the case of (x) and (y) herein, only to the extent of the shares are withheld for tax purposes or for purposes of the net settlement.

ARTICLE 3—Shares Subject to Plan

Section 3.1    Available Shares. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2    Share Limitations.

(a)    Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 3,993,150 shares of Stock. The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) is 2,852,250 shares of Stock, which represents 10.0% of the number of shares issued in connection with the conversion of Blue Foundry, MHC, a mutual holding company to stock form as the Company and the related stock issuance of the Company (the “Conversion”). The maximum number of shares of Stock that may be issued as Restricted Stock Awards and Restricted Stock Units is 1,140,900 shares of Stock, which represents 4.0% of the number of shares issued in connection with the Conversion. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4. Notwithstanding the foregoing, the Company may grant Restricted Stock or Restricted Stock Units in excess of the limit set forth above, provided, that each share of Restricted Stock and/or each Restricted Stock Unit (or any other full value Award, including any Performance Award in the form of Restricted Stock or Restricted Stock Units), that is issued under the Plan from the pool in excess of the above limit shall reduce the number of Stock Options that are available by three (3), provided, however, that if a share of Restricted Stock or a Restricted Stock Unit is forfeited from the pool under conditions that would allow it to be regranted, the number of Stock Options that could thereafter be granted will also be increased by three (3), rounded down to the nearest whole Stock Option.

(b)    Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of a Stock Option, Restricted Stock or Restricted Stock Unit, the number of shares of Stock available for the grant shall be reduced by the number of shares previously granted, subject to the following. To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then the shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy tax withholding upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised or Stock vested prior to the return of shares to satisfy tax withholding, rather than by the net number of shares of Stock issued.

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Section 3.3. Limitations on Grants to Employees and Directors.

(a)    Award Limitations. No individual Employee shall receive Awards representing more than twenty-five percent (25%) of the Stock available for issuance under the Plan. Non-Employee Directors (i.e., directors who are not also Employees of the Company or any Subsidiary) shall not receive, individually, Awards representing more than five percent (5%) of the Stock available for issuance under the Plan, and in the aggregate, shall not receive more than thirty percent (30%) of the Stock available for issuance as Awards under the Plan.

(b)    Initial Grant to Non-Employee Directors. Each non-Employee Director of the Board of Directors of the Company who is in the Service of the Company on the Effective Date (i.e., the date of the 2022 Company annual stockholder meeting at which stockholders approve the Plan (“2022 Annual Meeting”) shall automatically be granted an Award of Stock Options and Restricted Stock as follows:

(i)    Stock Options – Non-Employee Directors. Each non-Employee Director of the Board of Directors of the Company who is in the Service of the Company immediately following the 2022 Annual Meeting, shall receive, on the day immediately following the Effective Date, a grant of 106,959 Stock Options. These grants will vest at the rate of 20% per year, subject to acceleration in the event of death, Disability or an Involuntary Termination at or following a Change in Control.

(ii)     Restricted Stock Awards – Non-Employee Directors. Each non-Employee Director of the Board of Directors of the Company who is in the Service of the Company immediately following the 2022 Annual Meeting shall receive, on the day immediately following the Effective Date, a grant of 42,783 shares of Restricted Stock. These grants will vest at the rate of 20% per year, subject to acceleration in the event of death, Disability or an Involuntary Termination at or following a Change in Control.

(c)    Awards Subject to Adjustment. The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.

Section 3.4    Corporate Transactions.

(a)    General. If the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options, Restricted Stock and Restricted Stock Unit Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Committee, so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Stock Options shall not change the aggregate purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the purchase price per share. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b)    Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise set forth in the agreement relating to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which are outstanding immediately prior to such merger, consolidation or other business combination shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger. The Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less

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than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash (or acquirer stock) payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.

Section 3.5    Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)    Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)    Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be made on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4—CHANGE IN CONTROL

Section 4.1    Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares and cancellation of Stock Options in exchange for a cash or stock payment of the in-the-money value) and except as otherwise provided in the Plan and unless the Committee determines otherwise:

(a)    Upon an Involuntary Termination at or following a Change in Control, all Service-based Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following an Involuntary Termination following a Change in Control, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following a termination of employment.

(b)    Upon an Involuntary Termination at or following a Change in Control, all Service-based Awards of Restricted Stock Awards and Restricted Stock Units, shall be fully earned and vested immediately.

(c)    Upon an Involuntary Termination at or following a Change in Control, all Performance Awards shall vest at the greater of the target level of performance or actual annualized performance measured as of the most recent completed fiscal quarter.

(d)    Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control in which the Company is not the surviving entity, any Awards granted under the Plan which are outstanding immediately prior to such Change in Control shall become fully vested in the event the successor entity does not assume the Awards granted under the Plan and Performance Awards shall vest at the rate specified in Section 4.1(c) of the Plan.

Section 4.2    Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)    A change in ownership occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Bank or Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation.

(b)    A change in the effective control of the Bank or Company occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank or Company possessing 30% or more of the total voting power of the stock of the Bank or Company, or (ii) a majority of the members of the Bank’s or Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Bank’s or Company’s board of directors prior to the date of the appointment or election.

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(c)    A change in a substantial portion of the Bank’s or Company’s assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank or Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of (i) all of the assets of the Bank or Company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets. For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury regulation section 1.409A-3(g)(5).

ARTICLE 5—COMMITTEE

Section 5.1    Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board of Directors shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board of Directors (or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, or has listed or seeks to list its securities, may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2    Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)    The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, (including automatic exercise in accordance with Section 7.18) performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards, to cancel or suspend Awards (subject to the restrictions imposed by Article 6) and to reduce, eliminate or accelerate any restrictions applicable to an Award at any time after the grant of the Award, or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A. Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement pursuant to Section 2.5 except in the event of a Change in Control as provided under Section 4.1 of the Plan and in the event of termination due to death or Disability.

(b)    The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)    The Committee will have the authority to define terms not otherwise defined herein.

(d)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and applicable state corporate law.

(e)    The Committee will have the authority to: (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) (a “Blackout Period”) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC; and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that the extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3    Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one

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or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including (a) delegating to a committee of one or more members of the Board of Directors who are not “Disinterested Board Members,” the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4    Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with data and information it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee any evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5    Committee Action. The Committee shall hold meetings, and may make administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee, including interpretations of provisions of the Plan, shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6—AMENDMENT AND TERMINATION

Section 6.1    General. The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and the Board of Directors or the Committee may, at any time, amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan before the date the amendment is adopted by the Board of Directors or made by the Committee; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2    Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award granted under the Plan without further consideration or action.

ARTICLE 7—GENERAL TERMS

Section 7.1    No Implied Rights.

(a)    No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific

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funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right, evidenced by an Award Agreement, to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)    No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)    No Rights as a Stockholder. Except as otherwise provided in the Plan or in an Award Agreement, no Award shall confer upon the holder thereof any rights as a stockholder of the Company before the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2    Transferability. Except as otherwise so provided by the Committee, Stock Options under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of the transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of Immediate Family Members or to charitable organizations, and; provided, further, that the transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable, except in the event of death, before the time that the Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, before the time that the Restricted Stock Unit Award vests in the Participant and property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s beneficiary.

A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Section 7.3    Designation of Beneficiaries. A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any the designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any the beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4    Non-Exclusivity. Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval (and any subsequent approval by the stockholders of the Company) shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt other incentive arrangements as may be deemed desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units and/or Stock Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5    Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may, but need not require, that the Participant sign a copy of the Award Agreement. In the absence of a specific provision in the Award Agreement, the terms of the Plan shall control. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control.

Section 7.6    Form and Time of Elections; Notification Under Code Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted

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modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7    Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8    Tax Withholding.

(a)    Payment by Participant.    Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.

(b)     Payment in Stock.    The Committee may require or permit the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

Section 7.9    Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution or unanimous written consent of its board of directors, or by action of one or more members of the board of directors (including a committee of the board or directors) who are duly authorized to act for the board or directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or Subsidiary.

Section 7.10    Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11    Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer or Employee of the Company or a Subsidiary to whom authority was delegated in accordance with Section 5.3, shall be indemnified and held harmless by the Company (i) against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan; and (ii) against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

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Section 7.12    No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13    Governing Law. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of Delaware shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any legal action brought with respect to the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14    Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, non-qualified plan or other benefit plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15    Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.16    Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or an Award Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims and other communications shall be deemed given: (i) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; (ii) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or (iii) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

If a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.18    Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a), any Stock Options that are exercisable but unexercised as of the day immediately before the expiration date of the Stock Option may be automatically exercised in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the Exercise Price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable minimum tax withholding.

Section 7.19    Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

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Section 7.20.    Awards Subject to Company Clawback Policies and Restrictions.

(a)    Clawback Policies. Awards granted hereunder are subject to any clawback policy that may be adopted by the Company from time to time, whether pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 apply as a result, any Participant who was an executive officer of the Company at the time of grant or at the time of restatement shall be subject to “clawback” as if such person was subject to Section 304 of the Sarbanes-Oxley Act of 2002.

(b)    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(c)    Hedging/Pledging Policy Restrictions. Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging as such may be in effect from time to time.

ARTICLE 8—DEFINED TERMS; CONSTRUCTION

Section 8.1    In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

“10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

Award” means any Stock Option, Restricted Stock Award, Restricted Stock Unit or Performance Award or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

“Award Agreement” means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement will be provided (or made available electronically) to each Participant.

“Board of Directors” means the Board of Directors of the Company.

“Cause.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have the meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of (i) Participant’s conviction (including conviction on a nolo contendere plea) of a felony or of any lesser criminal offense involving moral turpitude, fraud or dishonesty; (ii) the willful commission by Participant of a criminal or other act that, in the reasonable judgment of the Board will likely cause substantial economic damage to the Company or the Bank or substantial injury to the business reputation of the Company or Bank; (iii) the commission by Participant of an act of fraud in the performance of his duties on behalf of the Company or Bank; (iv) Participant’s material violation of the Bank’s Code of Ethics; (v) the continuing willful failure of Participant to perform his employment duties to the Company or Bank after thirty (30) days’ written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Participant by the Board; (vi) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company or a Subsidiary to cooperate, or the deliberate destruction of or deliberate failure to preserve documents or other materials that the Participant should reasonably know to be relevant to such investigation, after being instructed by the Company or a Subsidiary to preserve such documents, or the willful inducement of others to fail to cooperate or to fail to produce documents or other materials; or (vii) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of Participant’s employment by the Company or the Bank.

“Change in Control” has the meaning ascribed to it in Section 4.2.

“Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Director” means a member of the Board of Directors or of a board of directors of a Subsidiary.

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“Disability.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has been incurred.

“Disinterested Board Member” means a member of the Board of Directors who: (a) is not a current Employee of the Company or a Subsidiary, (b) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, for services rendered as a consultant or in any capacity other than as a Director, except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto, and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of a “Non-Employee Directors” under Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

“Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or Stock, as applicable, equal to the amount of dividends paid on a share of Stock, as specified in the Award Agreement.

“Employee” means any person employed by the Company or a Subsidiary, including Directors who are employed by the Company or a Subsidiary.

“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

“Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, national market system or automated quotation system, the closing sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a an Exchange, national market system or automated quotation system, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.

“Good Reason.” A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)    a material reduction in Participant’s base salary or base compensation;

(ii)    a material diminution in Participant’s authority, duties or responsibilities without the written consent of Participant;

(iii) a change in the geographic location at which Participant must perform his duties that is more than thirty (30) miles from the location of Participant’s principal workplace on the date of this Agreement; or

(iv) in the event a Participant is a party to an employment or change in control agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

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Notwithstanding the foregoing, in the event an Award is subject to Code Section 409A, then “Good Reason” shall be defined in accordance with Code Section 409A, including the requirement that a Participant gives 60 days’ notice to the Company or the Subsidiary for whom the Participant is employed of the Good Reason condition and the Company or Subsidiary, as applicable, shall have 30 days to cure the Good Reason condition. Any distribution of an Award subject to Code Section 409A shall be subject to the distribution timing rules of Code Section 409A, including any delay in the distribution of such Award, which rules shall be set forth in the Award Agreement.

“Holding Period” has the meaning ascribed to it in Section 2.8.

“Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

“Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary, other than a termination for Cause, or termination of employment by an Employee Participant for Good Reason.

“Incentive Stock Option” or “ISO” has the meaning ascribed to it in Section 2.1(a).

“Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

“Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. Regardless of whether an Award is subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied.

Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; return on equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; financial return ratios; adjusted earnings, capital; increase in revenue; total shareholder return; net operating income, operating income; net interest margin or net interest rate spread; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives and strategic business objectives, or any combination of these or other measures.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or

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(v) expenses incurred in connection with a merger, branch acquisition or similar transaction.    Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

“Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.

“Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.

“Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

“Retirement” means termination of employment after attainment of age 65 (other than termination for Cause) with 5 years of continuous Service, or discontinuance of service as a Director following attainment of age 75 (unless otherwise provided in an Award Agreement). An Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased. A non-employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-employee Director’s intention to retire.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and the rules, regulations and guidance promulgated thereunder and modified from time to time.

“Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of (i) any approved leave of absence for military service or sickness, or for any other purpose approved by the Company or a Subsidiary, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, (ii) transfers among the Company, any Subsidiary, or any successor entities, in any capacity of Employee or Director, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity as Employee or Director (except as otherwise provided in the Award Agreement).

“Stock” means the common stock of the Company, $0.01 par value per share.

“Stock Option” has the meaning ascribed to it in Sections 2.1(a) and 2.2.

“Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director), regardless of the reason for such cessation, subject to the following:

(1)    The Participant’s cessation of Service as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

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(2)    The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services provided the leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six (6) month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(3)    If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to whom the Participant is providing Services.

(4)    Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. If any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than fifty percent (50%) of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(5)    With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

Section 8.2    In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)    Actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)    References to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)    In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)    References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)    Indications of time of day mean New York time;

(f)    The word “including” means “including, but not limited to”;

(g)    All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)    All words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)    The captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

Blue Foundry Bancorp | 2022 Proxy Statement	A-17

Appendix A

(j)    Any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)    All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

A-18	Blue Foundry Bancorp | 2022 Proxy Statement

    CORPORATE INFORMATION

Board of Directors

James D. Nesci	J. Christopher Ely
PRESIDENT &
CHIEF EXECUTIVE OFFICER	Patrick H. Kinzler

Kenneth Grimbilas	Mirella Lang
CHAIRMAN
Margaret Letsche

Robert T. Goldstein	Johnathan M. Shaw

Executive Management

James D. Nesci	Alex Malkiman
PRESIDENT &	EXCUTIVE VICE PRESIDENT &
CHIEF EXECUTIVE OFFICER	CHIEF TECHNOLOGY OFFICER

Kelly Pecoraro	Elizabeth Miller
EXECUTIVE VICE PRESIDENT &	EXECUTIVE VICE PRESIDENT &
CHIEF FINANCIAL OFFICER	CHIEF RETAIL OFFICER

Elyse D. Beidner	Thomas Packwood
EXECUTIVE VICE PRESIDENT &	SENIOR VICE PRESIDENT &
CHIEF LEGAL OFFICER	CHIEF AUDIT OFFICER

Michele Dowling Johnson	Acela Roselle
EXECUTIVE VICE PRESIDENT &	EXECUTIVE VICE PRESIDENT &
CHIEF MARKETING OFFICER	HUMAN RESOURCES DIRECTOR

Jason M. Goldberg
EXECUTIVE VICE PRESIDENT &
CHIEF LENDING OFFICER

Investor Contacts

Transfer Agent
Continental Stock Transfer & Trust

1 State Street, 30th Floor
New York, NY 10004-1561

212-509-4000	Investor Relations
cstmail@continentalstock.com	Elyse Beidner, Investor Relations
MSC 269744
PO Box 105168
Atlanta, GA 30348-5168

Corporate Counsel	888-931-BLUE
Luse Gorman, PC	InvestorRelations@bluefoundrybank.com
5335 Wisconsin Avenue, NW
Suite 780
Washington, DC 20015

ir.bluefoundrybank.com ● 888-931-BLUE

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/BLFY
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-866-451-4078
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/BLFY

Blue Foundry Bancorp

Annual Meeting of Stockholders

For Stockholders of record as of June 28, 2022

TIME:	Thursday, August 25, 2022 10:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the Internet - please visit

www.proxydocs.com/BLFY for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints J. Christopher Ely, Robert T. Goldstein, Kenneth Grimbilas, Margaret Letsche and Jonathan M. Shaw (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Blue Foundry Bancorp which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

If you hold shares in any ESOP or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by August 18, 2022 at 11:59 p.m. Eastern time, or if no choice is specified, will be voted by an independent fiduciary.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Blue Foundry Bancorp

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors
		FOR	WITHHOLD

	1.01 James D. Nesci				FOR

	1.02 Patrick H. Kinzler				FOR

	1.03 Mirella Lang				FOR

		FOR	AGAINST	ABSTAIN

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022				FOR

3.	To approved the Blue Foundry Bancorp 2022 Equity Incentive Plan.				FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/BLFY

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date